UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒       Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Landstar System, Inc.
(Name of Registrant as Specified in its Charter)
Not applicable.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LANDSTAR
Leasing
Safe, Compliant
Owner-Operators
800-435-4010
LANDSTAR
LANDSTAR
www.landstar.com

LANDSTAR

2026

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

LANDSTAR

LETTER FROM OUR NON-EXECUTIVE CHAIRMAN OF THE BOARD

To the Stockholders of Landstar System, Inc.:

On behalf of the entire Board of Directors of Landstar System, Inc., we are pleased to invite you to attend the Annual Meeting of Stockholders to be held on Tuesday, May 5, 2026, at 9:00 a.m. Eastern Time, in a virtual-only meeting format. A notice of meeting, a proxy card, the 2025 Annual Report on Form 10-K and a Proxy Statement containing information about the matters to be acted upon at the 2026 Annual Meeting are enclosed. We hope you will attend the meeting virtually or by proxy and encourage you to vote your shares prior to the Annual Meeting.

We are proud of how our organization has navigated one of the most prolonged freight downturns in recent history while continuing to execute against our long-term strategy. Under the leadership of our Chief Executive Officer, Frank Lonegro, we remain focused on enhancing the Landstar business model, strengthening the Landstar brand, investing in strategic growth opportunities, and delivering value for our stockholders. Notably, Landstar has accelerated its development of artificial intelligence tools and technologies that have the potential to transform the freight transportation industry and reinforce Landstar’s strategic positioning for long-term stockholder value creation.

Our dedication to good governance practices remains unwavering, with a specific emphasis in 2025 on stockholder engagement, executive compensation matters, and director succession efforts. Following our long-standing commitment to refreshment of the Board, we were delighted to appoint J. Barr Blanton and Melanie M. Hart to the Landstar System, Inc. Board in October of 2025. Blanton, a former partner in McKinsey & Company’s transformation and private equity practices and current Chief Executive Officer of Crosslake Technologies, brings valuable strategic insight to both the Board and management. Similarly, Hart’s experience as Chief Financial Officer of Pool Corporation (NASDAQ: POOL) contributes significant expertise to Board discussions on global supply chain dynamics amidst an evolving, often volatile, tariff and trade policy environment. We are also deeply grateful to Board member Anthony Orlando for his eleven years of highly commendable service to Landstar and wish him all the best in his retirement.

We are excited for the future and remain confident in the strength of the Landstar model and our ability to create enduring value for our stockholders.

Sincerely,

DIANA M. MURPHY Non-Executive Chairman of the Board March 23, 2026

Landstar System, Inc. | 13410 Sutton Park Drive S. | Jacksonville, Florida 32224

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

To Be Held May 5, 2026

Annual Meeting Information:	How to Vote:

Date and Time Tuesday, May 5, 2026 9:00 a.m. Eastern Time

Vote by Internet

Go to www.proxyvote.com

until 11:59 p.m. Eastern Time on May 4, 2026.

Vote by Phone

Call toll-free 1-800-690-6903

until 11:59 p.m. Eastern Time on May 4, 2026.

Vote by Mail

Complete, sign and date the latest proxy/voting instruction card and return it in the postage-paid envelope the Company has provided.

Virtual Meeting Website: www.virtualshareholdermeeting.com/LSTR2026
Record Date: Close of business March 10, 2026

Agenda:

(1)	To elect nine (9) members of the Board of Directors;

(2)	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2026;

(3)	To hold an advisory vote on executive compensation; and

(4)	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 10, 2026 will be entitled to notice of, and to vote at, the meeting. A list of stockholders eligible to vote at the meeting will be available during business hours from April 24, 2026 to the date of the meeting at the Company’s corporate headquarters located at 13410 Sutton Park Drive South, Jacksonville, Florida 32224.

The platform for the virtual 2026 Annual Meeting includes functionality that provides validated stockholders the same meeting participation rights and opportunities they would have at an in-person meeting. Instructions to access and log-in to the virtual Annual Meeting are provided below. Once admitted, stockholders may view reference materials, submit questions and vote their shares by following the instructions that will be available on the meeting website.

For admission to the 2026 Annual Meeting, stockholders may go to www.virtualshareholdermeeting.com/LSTR2026 and enter the 16-digit control number you received with your proxy materials. Online access to the 2026 Annual Meeting will open at 8:45 a.m., Eastern Time on the morning of the meeting to allow time for stockholders to log-in prior to the start of the live audio webcast of the 2026 Annual Meeting at 9:00 a.m. Eastern Time. Persons who do not have a control number may attend as guests and will be able to hear the audio webcast but will not be able to utilize the question, voting or other functionality noted above. A recording of the webcast will be available at www.virtualshareholdermeeting.com/LSTR2026, approximately 24 hours after the conclusion of the meeting.

All stockholders are cordially invited to attend the 2026 Annual Meeting. Whether you expect to attend the meeting or not, your proxy vote is very important. To assure your representation at the 2026 Annual Meeting, the Company encourages you to vote in advance of the meeting by using one of the methods set forth below, whether or not you plan to access the virtual meeting.

By Order of the Board of Directors

MICHAEL K. KNELLER

Vice President, General Counsel and Secretary

Jacksonville, Florida

March 23, 2026

Important Notice Regarding the Availability of Proxy Materials for the Stockholder meeting to be held on May 5, 2026:

The proxy statement and annual report to security holders are available at www.landstar.com and www.proxyvote.com.

The proxy statement and annual report are available at: www.landstar.com and www.proxyvote.com

We are furnishing our proxy materials to all of our stockholders over the Internet rather than in paper form. We believe that this delivery process lowers the costs of printing and distributing our proxy materials and reduces our environmental impact, without impacting our stockholders’ timely access to this important information. Accordingly, stockholders of record at the close of business on March 10, 2026 will receive a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) and may vote at the meeting.
Such stockholders will also receive notice of any postponements or adjournments of the meeting.
The Notice of Internet Availability is being distributed to stockholders on or about March 23, 2026.

LANDSTAR SYSTEM, INC. 13410 Sutton Park Drive South Jacksonville, Florida 32224

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 5, 2026

The proxy statement and annual report to stockholders are available at www.landstar.com and www.proxyvote.com

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are pleased to provide access to our proxy materials over the Internet to all of our stockholders rather than in paper form. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) has been mailed to our stockholders on or about March 23, 2026. Stockholders will have the ability to access the proxy materials on the websites listed above, or to request a printed set of the proxy materials be sent to them by following the instructions in the Notice of Internet Availability.

The Notice of Internet Availability also provides instructions on how you may request that we send future proxy materials to you electronically by e-mail or in printed form by mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail or in printed form by mail will remain in effect until you terminate it. We encourage you to choose to receive future proxy materials by e-mail, which will allow us to provide you with the information you need in a more timely manner, will save us the cost of printing and mailing documents to you and will conserve natural resources.

2  Landstar System, Inc. 2026 Proxy Statement

Landstar System, Inc. 2026 Proxy Statement  3

Proxy Summary

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information you should consider, and you should read the entire Proxy Statement before voting.

Meeting Agenda

Proposals	Board Recommendation

PROPOSAL NUMBER ONE Election of Directors	FOR ✓
See pages 8-13

PROPOSAL NUMBER TWO Ratification of Appointment of Independent Registered Public Accounting Firm	FOR ✓
See page 69

PROPOSAL NUMBER THREE Advisory Vote to Approve Executive Compensation	FOR ✓
See pages 70-71

LETTER FROM OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER

Dear Stockholders,

Over the past two years, we have established our strategic priorities – what we call The Five Points of the Star – to guide our business and position Landstar for sustainable growth.

LANDSTAR FIVE POINTS OF THE STAR

LANDSTAR®

- ACCELERATE THE MODEL
- EXECUTE GROWTH STRATEGY
- MANAGE RISK
- LEVERAGE FINANCIAL STRENGTH
- ENHANCE SUPPORT

Succeeding together requires collaboration across the Landstar network of agents, capacity, and employees.

At the top of the star is Accelerating the Model, centered on the success of our independent agents and business capacity owners (BCOs). When our entrepreneurial network is strong, growing, and equipped with the right tools and support, the Landstar model is uniquely positioned to deliver excellent service for our customers.

•

We continue to invest in our agent community through programs such as Grow Your Star, which pairs established agents with emerging entrepreneurs to foster mentorship, knowledge transfer, and long-term network strength.

•

When it comes to our BCO community, targeted retention initiatives have contributed to a trailing 12-month truck turnover rate of 31% at year-end 2025, among the best in our industry (where many large truckload fleets have annual driver turnover rates of over 100%), underscoring the stability of our capacity base.

•

At the same time, building the leadership team of the future remains a priority. Our executive and vice president leadership group – our “Top 60” – includes many leaders who are new to their roles or newly promoted, bringing fresh perspectives and energy while remaining aligned around our core commitment to Safety, Security, and Service.

4  Landstar System, Inc. 2026 Proxy Statement

Proxy Summary

During 2025, we advanced our Strategic Growth initiatives, including Heavy Haul and U.S./Mexico Cross-border services, which together now represent approximately 20% of our business. Our strategies recognize Landstar’s distinguished history of ‘doing the hard things well’ and leverage our demonstrated ability to handle complex freight. To support our Cross-border and Heavy Haul growth strategies, we have added new leadership and expanded the network of agents offering those services. While Cross-border freight flows were impacted by geopolitics, tariffs, and trade uncertainties, we delivered record-setting Heavy Haul revenues in 2025. We continue to tap into additional strategic growth areas that require specialized capabilities, including Cold Chain and Hazardous Materials, further demonstrating Landstar’s ability to execute complex freight solutions and deliver value in highly specialized markets.

We remain focused on delivering every load, every day, with a safety-first mindset and continuously strengthening the security of the freight entrusted to us by our customers.

•

For more than 35 years, Landstar has hosted its monthly Safety Thursday call, bringing together independent agents, business capacity owners, and employees in a shared forum dedicated to safety awareness and continuous improvement. At Landstar, ownership of safety begins at the highest levels of the organization, which is why this call has always been led by the Chief Executive Officer – a longstanding tradition that reinforces accountability and reflects Landstar’s unwavering commitment to a safety-first culture.

•

For the second consecutive year, Landstar was recognized by the Truckload Carriers Association (TCA) as an Elite Fleet Certified Carrier, a distinction that underscores our prioritization of safety, driver support, compensation, and innovative practices that enhance the professional driving experience.

•

I am proud of our continued progress in strengthening risk management capabilities, resulting in a lower DOT accident frequency in 2025 compared with our most recent five-year average and a reduction in cargo theft events despite a significant increase in cargo fraud across the broader transportation industry. Together, these results underscore the strength of Landstar’s safety culture and the collective commitment across our network to protect people, freight, and the integrity of the supply chain.

The Landstar balance sheet remains strong, and we once again generated significant free cash flow in 2025. We continue to emphasize financial discipline while also investing capital to improve and grow the Company, leveraging the strength of our asset-light model. This financial strength enables Landstar to continue its successful track record of returning capital to stockholders. Over the past two years, we returned approximately $261 million through share repurchases and $245 million in cash dividends. We remain committed to maintaining a disciplined capital allocation approach, balancing investments that strengthen and grow our business with meaningful returns to our stockholders.

Our steadfast focus on enhancing the support we provide to our independent agents, BCOs, and employees is key to our mutual success. In 2025, we continued to invest in tools, technologies, and artificial intelligence to increase sales productivity, drive operational efficiency, and enhance the user experience. Our newly launched web portal includes embedded agentic AI designed specifically for the needs of Landstar freight agents, and we are advancing additional AI-enabled initiatives across pricing, contact center capabilities, BCO retention, trailer management, credit approvals, and our ERP deployment. Approximately half of our 2026 technology capital expenditures budget is dedicated to supporting AI-enabled solutions that strengthen the Landstar network and enhance our differentiated capabilities and competitiveness.

While the freight environment remains cyclical, the fundamentals of the Landstar model – an asset-light network of independent entrepreneurs empowered by Landstar’s culture of collaboration and accountability, tech-enabled support, and strong balance sheet – position us well for the future. We are confident that the strategic initiatives underway today and those we will discern in the years ahead support long-term value creation for our stockholders and continued success for the Landstar network.

Thank you for your continued trust and investment in Landstar.

Sincerely,

FRANK A. LONEGRO President and Chief Executive Officer

Landstar System, Inc. 2026 Proxy Statement  5

Proxy Statement

PROXY STATEMENT

March 23, 2026

Introduction

This Proxy Statement (the “Proxy Statement”) has been made available on the Internet to the stockholders of Landstar System, Inc., a Delaware corporation (the “Company” or “Landstar”), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board”) to be voted at the 2026 Annual Meeting of Stockholders to be held on Tuesday, May 5, 2026, at 9:00 a.m. Eastern Time (the “2026 Annual Meeting”). The 2025 Annual Report to Stockholders (the “2025 Annual Report”) (which, notwithstanding anything herein to the contrary, does not form a part of the proxy solicitation material relating to this Proxy Statement), including the financial statements of the Company for fiscal year 2025, has also been made available on the Internet. This Proxy Statement, the form of proxy, the Notice of 2026 Annual Meeting and the 2025 Annual Report (collectively, the “proxy materials”) are being made available to the stockholders of the Company on or about March 23, 2026. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability. The mailing address of the principal executive offices of the Company is 13410 Sutton Park Drive South, Jacksonville, Florida 32224. Please note that information contained or connected to any website referenced in this Proxy Statement is not incorporated by reference in this Proxy Statement or any other report or document we file with the SEC, unless expressly so provided in this Proxy Statement.

Record Date

The Board has fixed the close of business on March 10, 2026 as the record date for the 2026 Annual Meeting. Only stockholders of record on that date will be entitled to vote at the 2026 Annual Meeting in person or by proxy.

Proxies

Shares cannot be voted at the 2026 Annual Meeting unless the owner thereof is present in person or by proxy. The proxies named on the proxy card were appointed by the Board to vote the shares of Common Stock of the Company, par value $0.01 per share (“Common Stock”), represented by the proxy card. If a stockholder does not return a signed proxy card with respect to any of his or her shares, such shares cannot be voted by proxy. Stockholders are urged to mark the boxes on the proxy card to show how his or her shares are to be voted. All properly executed and unrevoked proxies that are received in time for the 2026 Annual Meeting will be voted at the 2026 Annual Meeting or any adjournment thereof in accordance with any specification thereon, or if no specification is made, will be voted as follows: (i) “FOR” the election of the nine members of the Board nominated by the Board for re-election and named in this Proxy Statement; (ii) “FOR” the ratification of KPMG LLP as the independent registered public accounting firm for the Company; and (iii) “FOR” the proposal regarding an advisory vote on executive compensation. Each of these proposals is more fully described in this Proxy Statement. The proxy card also confers discretionary authority on the proxies to vote on any other matter not presently known to management that may properly come before the 2026 Annual Meeting.

Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the same (i) upon receipt by the Company before such proxy is voted of a duly executed proxy bearing a later date, (ii) by written notice of the revocation of such proxy to the Secretary of the Company received before such proxy is voted or (iii) by such person(s) voting in person at the 2026 Annual Meeting.

The Board has selected Broadridge Investor Communication Solutions, Inc. as Inspector of Election (the “Inspector”) pursuant to Article I of the Company’s Bylaws, as amended and restated (the “Bylaws”). The Inspector shall ascertain the number of shares of Common Stock outstanding, determine the number of shares represented at the 2026 Annual Meeting by proxy or in person and count all votes. Each stockholder shall be entitled to one vote for each share of Common Stock held by such stockholder and such votes may be cast either in person or by proxy.

Proxy Solicitation

The cost of the preparation of proxy materials and the solicitation of proxies will be paid by the Company. The Company has engaged Georgeson LLC as the proxy solicitor for the 2026 Annual Meeting for a fee of approximately $12,500 plus

6  Landstar System, Inc. 2026 Proxy Statement

Proxy Statement

reasonable expenses. In addition to the use of the mails, certain directors, officers or employees of the Company may solicit proxies by telephone or personal contact. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of shares.

Stockholder Communications with the Board of Directors

A description of the procedures as to how stockholders may send communications to the Board or individual Board members is included on the Company’s website at https://investor.landstar.com/committee-details/shareholder-communications-board-directors.

Voting Securities

Shares of Common Stock are the only class of voting securities of the Company which are outstanding. On March 10, 2026, 33,967,110 shares of Common Stock were outstanding. At the 2026 Annual Meeting, each stockholder of record at the close of business on March 10, 2026 will be entitled to one vote for each share of Common Stock owned by such stockholder on that date as to each matter properly presented to the 2026 Annual Meeting. The holders of a majority of the total number of the issued and outstanding shares of Common Stock on such date shall constitute a quorum for purposes of the 2026 Annual Meeting (a “Quorum”).

Landstar System, Inc. 2026 Proxy Statement  7

Proposal Number One — Election of Directors

PROPOSAL NUMBER ONE — ELECTION OF DIRECTORS

There are currently ten members of the Board, whose terms will expire at the 2026 Annual Meeting.

As disclosed by the Company in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 30, 2025, the Board elected J. Barr Blanton and Melanie M. Hart to the Board, effective October 31, 2025. The current term of the appointments of Mr. Blanton and Ms. Hart will each expire at the 2026 Annual Meeting. In connection with the appointments of Mr. Blanton and Ms. Hart, the size of the Board was expanded from eight to ten members.

Mr. Anthony J. Orlando has informed the Board of his desire to retire from service as a Director of the Company upon the expiration of his current term as of the 2026 Annual Meeting. Following the 2026 Annual Meeting and Mr. Orlando’s retirement from service on the Board and each of the committees on which he serves, it is anticipated that the size of the Board will be reduced from ten directors to nine directors.

The Board has nominated Dr. Homaira Akbari, Mr. David G. Bannister, Mr. J. Barr Blanton, Ms. Melanie M. Hart, Mr. James L. Liang, Mr. Frank A. Lonegro, Ms. Diana M. Murphy, Mr. George P. Scanlon and Ms. Teresa L. White as Directors for election at the 2026 Annual Meeting. It is intended that the shares represented by the form of proxy will be voted at the 2026 Annual Meeting for the election of nominees Dr. Akbari, Mr. Bannister, Mr. Blanton, Ms. Hart, Mr. Liang, Mr. Lonegro, Ms. Murphy, Mr. Scanlon and Ms. White as Directors, unless the proxy specifies otherwise. Dr. Akbari, Mr. Bannister, Mr. Blanton, Ms. Hart, Mr. Liang, Mr. Lonegro, Ms. Murphy, Mr. Scanlon and Ms. White would each be elected for a term to expire at the 2027 Annual Meeting, and each has indicated his or her willingness to serve as a member of the Board, if elected.

If, for any reason not presently known, Dr. Akbari, Mr. Bannister, Mr. Blanton, Ms. Hart, Mr. Liang, Mr. Lonegro, Ms. Murphy, Mr. Scanlon or Ms. White is not available for election at the time of the 2026 Annual Meeting, the shares represented by the form of proxy may be voted for the election of one or more substitute nominee(s), if any, designated by the Board or a committee thereof, unless the proxy withholds authority to vote for such substitute nominee(s).

Assuming the presence of a Quorum, to be elected, a nominee must receive the affirmative vote of a majority of the votes cast by the holders of Common Stock with respect to that director’s election at the 2026 Annual Meeting. Abstentions from voting and broker non-votes will have no effect on the outcome of this proposal.

PROPOSAL 1

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

8  Landstar System, Inc. 2026 Proxy Statement

Directors of the Company

DIRECTORS OF THE COMPANY

The following information describes the principal occupation or employment, other affiliations and business experience of each of the nominees named above for election as a Director at the 2026 Annual Meeting.

Homaira Akbari

Business Experience

Dr. Akbari has been a Director of the Company since January 2013. Dr. Akbari is currently the President and Chief Executive Officer of AKnowledge Partners, LLC, a global advisory firm providing high-impact consultative strategies and advice to Fortune 1000 companies and private equity firms in the sectors of The Internet of Things, cybersecurity, enterprise software and artificial intelligence. From 2007 to 2012, Dr. Akbari was the President and Chief Executive Officer of SkyBitz, Inc., a leading provider of remote asset tracking and security solutions specializing in real-time decision-making tools for companies with unpowered assets such as truck trailing equipment, intermodal containers and rail cars. Prior to her service with SkyBitz, Dr. Akbari held executive positions at Microsoft Corporation, Thales Group, TruePosition, Inc., a subsidiary of Liberty Media Corporation, and Cambridge Strategic Management Group (CSMG). Dr. Akbari holds a Ph.D. in particle physics from Tufts University and is presently a member of the Business Board of Advisors for Carnegie Mellon University. Dr. Akbari also serves on the board of directors of Banco Santander, S.A., a company incorporated in Spain and listed on the New York Stock Exchange (“NYSE”), and the board of directors of Babcock & Wilcox Enterprises, Inc., a NYSE listed company.

Dr. Akbari formerly served on the board of directors of (i) Santander Consumer USA Holdings, Inc., formerly a NYSE listed company, from January 2020 to June 2025, (ii) Temenos AG, a company incorporated in Switzerland and listed on the SIX Swiss Exchange, from May 2020 to May 2023, (iii) GEMALTO N.V., a company incorporated in the Netherlands and formerly listed on the Euronext Amsterdam and Euronext Paris, from 2013 to 2019, and (iv) Veolia S.A., a company incorporated in France and listed on the Euronext Paris, from 2015 to 2019.

Age: 65

Director Since: January 2013

Committee Membership:

•

Safety and Risk Committee (Chair)

•

Audit Committee

•

Compensation Committee

•

Corporate Governance, Nominating and Sustainability Committee

•

Strategic Planning Committee

Board Qualifications

Dr. Akbari has extensive business experience, with an emphasis on the use of technology within the transportation and logistics sector and cybersecurity. The Board believes Dr. Akbari’s experience as leading AKnowledge Partners and as the former Chief Executive Officer of SkyBitz, a major technology vendor to the transportation sector, as well as to many industrial sectors served by the Company, provides important technological, cybersecurity and business expertise to the Board. The Board also believes that Dr. Akbari’s prior executive service in various capacities with a number of large multinational corporations provides the Board with additional expertise in international matters.

David G. Bannister

Business Experience

Mr. Bannister has been a Director of the Company since April 1991. Mr. Bannister is currently a private investor. From May 2005 to September 2014, Mr. Bannister held a number of positions with FTI Consulting, Inc. (“FTI”), a global business consulting firm listed on the NYSE. Effective April 1, 2011, Mr. Bannister was elected to the position of Chairman of the North American Region of FTI. In this capacity, Mr. Bannister had operating and profitability responsibility for FTI’s client-service operations and business segments. Mr. Bannister served as Executive Vice President and Chief Financial Officer of FTI from March 2010 to April 2011, Executive Vice President – Corporate Development and Chief Administrative Officer from December 2008 to March 2010, Executive Vice President – Corporate Development from June 2006 to December 2008 and Senior Vice President – Business Development from May 2005 to June 2006. From 1998 to 2003, Mr. Bannister was a General Partner of Grotech Capital Group, Inc., a private equity and venture capital firm. Prior to joining Grotech Capital Group, Inc. in May 1998, Mr. Bannister was a Managing Director at Deutsche Bank Alex Brown Incorporated.

Age: 70

Director Since: April 1991

Committee Membership:

•

Compensation Committee (Chair)

•

Audit Committee

•

Corporate Governance, Nominating and Sustainability Committee

•

Safety and Risk Committee

•

Strategic Planning Committee

Board Qualifications

Mr. Bannister has broad financial and strategic experience through a long career that has included work as (i) an investment banker focused on the transportation sector, (ii) a private equity and venture capital investor and (iii) as a senior executive with FTI. In his former capacity as a senior executive with FTI, Mr. Bannister was involved extensively with FTI’s operational strategy and global expansion, with responsibility for all of FTI’s business segments, budgeting and strategic growth initiatives. Earlier in his career, Mr. Bannister was a certified public accountant with Deloitte, Haskins and Sells and has extensive experience with financial reporting and auditing matters. The Board believes Mr. Bannister’s experience, together with his over 30 years of service as a Director of the Company, allows him to bring a sophisticated, diverse and seasoned business perspective to the Board.

Landstar System, Inc. 2026 Proxy Statement  9

Directors of the Company

J. Barr Blanton

Business Experience

Mr. Blanton has been a Director of the Company since October 2025. Mr. Blanton currently serves as Chairman of the board of directors and Chief Executive Officer of Crosslake Technologies, a private equity-held provider of technology diligence and advisory services to private equity firms and their portfolio companies. Before joining Crosslake Technologies in 2021, Mr. Blanton was a partner at McKinsey & Company, where he was managing partner for the Charlotte office and specialized in transformation and private equity practices. In this role, he advised Fortune 500 clients, private equity firms and their portfolio companies on corporate strategy and business innovation. Blanton also serves on the board of MOXFIVE, a cybersecurity company specializing in incident response and forensics.

Age: 42

Director Since: October 2025

Committee Membership:

•

Audit Committee

•

Compensation Committee

•

Corporate Governance, Nominating and Sustainability Committee

•

Safety and Risk Committee

•

Strategic Planning Committee

Board Qualifications

Mr. Blanton is a recognized leader in technology advisory and business transformation. The Board believes Mr. Blanton brings extensive experience in managing and advising businesses through strategic and technology-driven growth and development.

Melanie M. Hart

Business Experience

Ms. Hart has been a Director of the Company since October 2025. Ms. Hart currently serves as Senior Vice President, Chief Financial Officer and Treasurer at Pool Corporation (NASDAQ: POOL) (“PoolCorp”), the world’s largest wholesale distributor of swimming pool and related outdoor living products. Ms. Hart previously served in various roles at PoolCorp, including PoolCorp’s Chief Accounting Officer and Corporate Controller from 2008 to 2021, Vice President beginning in 2019, Corporate Controller from 2007 to 2008, and Senior Director of Corporate Accounting from 2006 to 2007. Prior to joining PoolCorp in 2006, Ms. Hart spent 12 years at Ernst & Young in the assurance and advisory business services group. Ms. Hart previously served on the board of directors of Beacon Roofing Supply, Inc., formerly a Fortune 500 NASDAQ listed North American distribution company (“Beacon”). Ms. Hart is a Certified Public Accountant and NACD Directorship Certified.

Age: 53

Director Since: October 2025

Committee Membership:

•

Audit Committee

•

Compensation Committee

•

Corporate Governance, Nominating and Sustainability Committee

•

Safety and Risk Committee

•

Strategic Planning Committee

Board Qualifications

Ms. Hart brings extensive experience in financial management and strategic leadership to the Board. Her current experience as a senior executive of a publicly traded company as well as her past experience at a major accounting firm provides value in our financial reporting and financial oversight responsibilities.

10  Landstar System, Inc. 2026 Proxy Statement

Directors of the Company

James L. Liang

Business Experience

Mr. Liang has been a Director of the Company since March 2022. Mr. Liang invests in early-stage technology companies and is an operating partner at Updata Partners LLC, a growth equity investment firm focused on B2B software companies. Earlier in his career, Mr. Liang served from 2008 to 2011 as the Senior Vice President, Strategy & Corporate Development at Amdocs, Ltd., a publicly held software company listed on the NASDAQ Global Select Market, where he led all corporate strategic planning and acquisition activities. Before that, Mr. Liang served as Vice President, Strategy – Global Technology Services (GTS), IBM’s technology services division, leading initiatives to drive global growth. Prior to his roles as an operator, Mr. Liang was an investment banker at Morgan Stanley & Co., Inc. from 1993 to 2004, culminating his service at Morgan Stanley as the head of global technology investment banking.

Age: 68

Director Since: March 2022

Committee Membership:

•

Audit Committee

•

Compensation Committee

•

Corporate Governance, Nominating and Sustainability Committee

•

Safety and Risk Committee

•

Strategic Planning Committee

Board Qualifications

Mr. Liang brings broad financial and strategic expertise from a career spanning investment banking in the software and services sectors, senior leadership roles at IBM and Amdocs, and early-stage technology investing. At IBM and Amdocs, he led efforts to develop strategies to reinvigorate core businesses and launch new ventures. As an investment banker, he advised leading software and services companies on complex financings and strategic transactions. The Board believes Mr. Liang provides valuable strategic and financial judgment that are informed by his diverse experiences.

Frank A. Lonegro

Business Experience

Mr. Lonegro has been a Director of the Company since February 2024. Mr. Lonegro has been President and Chief Executive Officer of the Company since February 2024. He is also an officer or director of each of the Company’s subsidiaries and is a trustee of the Landstar Scholarship Fund. Prior to joining Landstar, Mr. Lonegro was the Executive Vice President and Chief Financial Officer of Beacon, formerly a Fortune 500 NASDAQ listed North American distribution company specializing in residential and commercial roofing products and complementary offerings such as siding and waterproofing. Prior to working at Beacon, Mr. Lonegro worked for almost 20 years at CSX Corporation, a Fortune 500 NASDAQ listed rail transportation company. During his tenure at CSX, Mr. Lonegro served in a number of capacities, including Executive Vice President and Chief Financial Officer from 2015 to 2019, as well as executive leadership roles in technology and operations earlier in his tenure, including President of CSX Technology, Vice President of Service Design, and Vice President of Mechanical. Mr. Lonegro also serves on the board of directors of Duos Technologies Group, Inc., a NASDAQ listed company.

Age: 57 Director Since: February 2024 Committee Membership: • Safety and Risk Committee • Strategic Planning Committee

Board Qualifications

Mr. Lonegro has broad financial, operational and technology leadership experience at large, publicly-traded organizations. As Chief Executive Officer, Mr. Lonegro is responsible for leading the overall strategic direction of the enterprise.

Landstar System, Inc. 2026 Proxy Statement  11

Directors of the Company

Diana M. Murphy

Business Experience

Ms. Murphy was elected by the Board of Directors as Non-Executive Chairman of the Board in May 2015. Ms. Murphy served as Lead Independent Director of the Board from May 2012 to May 2015. Ms. Murphy has been a Director of the Company since February 1998. Ms. Murphy is a Managing Director of Rocksolid Holdings, LLC, a private equity firm. She was the Managing Director of the Georgia Research Alliance Venture Fund from 2012 to 2015. From 1997 to 2007, she was a Managing Director at Chartwell Capital Management Company, a private equity firm. Prior to that time, Ms. Murphy spent over 15 years in various senior management positions in the publishing industry.

Ms. Murphy also serves on the board of directors of American International Group, Inc. (AIG), a NYSE listed company, and Atlanta Braves Holdings, Inc., a NASDAQ listed company. Ms. Murphy served on the board of directors of Synovus Financial Corporation, formerly a NYSE listed company, from 2017 to 2025, and the board of directors of CTS Corporation, a NYSE listed company, from 2010 to 2020. Ms. Murphy also serves on the board of directors of several private companies and non-profit organizations and is a past President of the United States Golf Association.

Age: 69

Director Since: February 1998

Committee Membership:

•

Corporate Governance, Nominating and Sustainability Committee (Chair)

•

Audit Committee

•

Compensation Committee

•

Safety and Risk Committee

•

Strategic Planning Committee

Board Qualifications

Ms. Murphy has extensive experience in leadership roles on boards of publicly traded, private and non-profit organizations. The Board believes Ms. Murphy’s business acumen and expertise in strategic planning, management development and risk management, provides important perspective and experience to the Board, especially in her role as Non-Executive Chairman.

George P. Scanlon

Business Experience

Mr. Scanlon has been a Director of the Company since May 2017. Mr. Scanlon is currently a private investor. From 2010 to 2013, Mr. Scanlon was the Chief Executive Officer of Fidelity National Financial, Inc. (“FNF”), after serving as Chief Operating Officer of FNF earlier in 2010. FNF, listed on the NYSE, is the nation’s largest title insurance company, through its title insurance underwriters, and a leading provider of technology and transaction services to the real estate and mortgage industries. Mr. Scanlon also served as the Executive Vice President—Finance of Fidelity National Information Services from 2009 to 2010 and the Chief Financial Officer of Fidelity National Information Services, also listed on the NYSE, from 2008 to 2009. Prior to working at FNF, Mr. Scanlon served as the Chief Financial Officer at several companies in various industries, including real estate, technology and data services. Earlier in his career, Mr. Scanlon worked for approximately 18 years for Ryder System, Inc., a NYSE-listed transportation and supply chain management solutions company, in a number of financial, audit and strategic roles, and for Price Waterhouse (now PricewaterhouseCoopers International Limited) (“PwC”) as an accountant.

Mr. Scanlon also currently serves on the board of directors of Weave Communications, Inc., a NYSE listed company, and Cyndx Holdco, Inc., a privately held company. Mr. Scanlon previously served on the board of directors of WageWorks, Inc., formerly a NYSE-listed company, from 2018 to 2019 and Remy International, Inc., formerly a NASDAQ-listed company, from 2012 to 2015.

Age: 68

Director Since: May 2017

Committee Membership:

•

Strategic Planning Committee (Chair)

•

Audit Committee

•

Compensation Committee

•

Corporate Governance, Nominating and Sustainability Committee

•

Safety and Risk Committee

Board Qualifications

Mr. Scanlon has broad business, financial and strategic expertise through a long career with both public and private companies in a number of industries. Mr. Scanlon’s service as an executive at FNF, particularly his service as the former Chief Executive Officer of FNF, brings valuable experience to the Board. FNF also owned equity positions in a number of private portfolio companies on whose boards Mr. Scanlon previously served, including Comdata, Inc., a leading provider of fleet management and B2B payment solutions for the trucking industry and a key vendor to the Company. Mr. Scanlon also offers a very strong financial background, having served as the chief financial officer at a number of companies, as a financial executive at Ryder System, Inc., and as an accountant at PwC.

12  Landstar System, Inc. 2026 Proxy Statement

Directors of the Company

Teresa L. White

Business Experience

Ms. White has been a Director of the Company since March 2022. Ms. White served as President of Aflac U.S., which constitutes the operating U.S. insurance businesses for Aflac Incorporated, a publicly held company listed on the NYSE, from October 2014 until March 2023. Prior to becoming President, Ms. White served in various leadership positions with Aflac, including Chief Operating Officer from July 2013 to September 2014, Executive Vice President and Chief Services Officer from October 2012 to July 2013 and Executive Vice President and Chief Administrative Officer from March 2008 to October 2012, among others.

Ms. White also serves on the board of directors of Pinnacle Financial Partners, Inc., a NYSE listed company. Ms. White served on the board of directors of Synovus Financial Corporation, formerly a NYSE listed company which merged with Pinnacle Financial Partners, Inc. in January 2026, from 2019 to 2026. Ms. White has served on the boards of various non-profit and professional organizations, including the Georgia Chamber Board of Governors, Neighborworks Columbus and Americas Health Insurance Plans.

Age: 59

Director Since: March 2022

Committee Membership:

•

Audit Committee

•

Compensation Committee

•

Corporate Governance, Nominating and Sustainability Committee

•

Safety and Risk Committee

•

Strategic Planning Committee

Board Qualifications

Ms. White’s long, multifaceted career at Aflac has included responsibility over many key functional areas, including marketing, sales and distribution, information technology, corporate communications, operations, U.S. financial management and shared services. As President of Aflac U.S., she oversaw the company’s extensive distribution network of individual agents and brokers across the U.S., as well as nearly 5,000 employees. Ms. White’s extensive operational and strategic background, coupled with her marketing, sales, talent and risk management experience in a large, sophisticated business with an extensive independent agent network provides valuable experience and expertise to the Board.

Landstar System, Inc. 2026 Proxy Statement  13

Information Regarding Board of Directors and Committees

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

The business of the Company is managed under the direction of the Board. The Board meets on a regularly scheduled basis four times a year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings and acts by written consent when matters require Board action between scheduled meetings. In addition, the Independent Directors (as defined below) of the Board meet regularly in executive session without any other members of management or the Board present.

Attendance at Annual Meetings

Each member of the Board is required to attend all meetings (whether special or annual) of the stockholders of the Company. In the case where a Director is unable to attend a special or annual stockholders’ meeting, such absence shall be publicly disclosed in the subsequent Proxy Statement filed by the Company with the SEC and an explanation for such absence shall be provided to the Company’s Corporate Governance, Nominating and Sustainability Committee. Any consideration of additional Company action, as appropriate, with respect to such absence shall be solely within the discretion of the Corporate Governance, Nominating and Sustainability Committee of the Board. All current Board members, other than Mr. Blanton and Ms. Hart, who were appointed to the Board in October 2025, attended the 2025 Annual Meeting of Stockholders (“2025 Annual Meeting”), which was held virtually.

Attendance at Board Meetings

During the Company’s 2025 fiscal year, the Board held thirteen meetings and did not act by written consent. During the Company’s 2025 fiscal year, each current Director who served on the Board in 2025 attended 75% or more of the total number of meetings of the Board and all committees of the Board on which such Director serves.

Independent Directors

Each of Homaira Akbari, David G. Bannister, J. Barr Blanton, Melanie M. Hart, James L. Liang, Diana M. Murphy, Anthony J. Orlando, George P. Scanlon and Teresa L. White is an “independent director,” as defined in Rule 5605(a)(2) of the Listing Rules of the NASDAQ Stock Market and Item 407(a) of Regulation S-K promulgated under the Securities Act and meets the requirements of Rule 5605(c)(2)(A) of such NASDAQ rules and Item 407(a) of Regulation S-K promulgated under the Securities Act (such Directors are, collectively, the “Independent Directors”). The Independent Directors held four meetings during fiscal year 2025, in each case in executive session without any other members of management or the Board present. During such meetings, which are led by Ms. Murphy as Non-Executive Chairman of the Board, the Independent Directors may discuss strategic, financial, operational, technology and compensation related issues, among other matters, and may engage outside advisors to present with respect to any of the foregoing. The Independent Directors typically have at least one “offsite” meeting annually amongst themselves, a portion of which the CEO may be invited to attend.

Structure and Committees of the Board

The Board has established an Audit Committee, a Compensation Committee, a Corporate Governance, Nominating and Sustainability Committee, a Safety and Risk Committee and a Strategic Planning Committee to devote attention to specific subjects. The functions of these committees and the number of meetings held during 2025 are described below. The Board does not currently have an Executive Committee. The Independent Directors have elected a non-executive Chairman, whose role is further described below. In addition, the Board has established a Disclosure Committee comprised of members of management, including one employee member of the Board, to establish and maintain certain disclosure controls and procedures to ensure accurate and timely disclosure in the Company’s periodic reports filed with the SEC, and a Management Risk Committee comprised of members of management, including one employee member of the Board, to identify, assess and manage significant risks and related policies and procedures of the Company. The Company has also established an Executive Risk Committee, comprised of the Chief Executive Officer, the Chief Financial Officer, the Chief Safety and Operations Officer and the General Counsel that focuses on enterprise risk management.

Each of the Audit Committee, Compensation Committee and Corporate Governance, Nominating and Sustainability Committee solely consist of the Independent Directors, with a different Independent Director serving as the Chairman for each such committee. In addition, Mr. Scanlon serves as the Chairman of the Strategic Planning Committee and Dr. Akbari

14  Landstar System, Inc. 2026 Proxy Statement

Information Regarding Board of Directors and Committees

serves as the Chairman of the Safety and Risk Committee, each of which is comprised of all of the Directors on the Board. Historically, each of the Audit Committee, Compensation Committee and Corporate Governance, Nominating and Sustainability Committee has typically invited the Chief Executive Officer, the Director who does not serve on those committees, to attend all regular meetings of these three committees, excluding any meetings of the Compensation Committee to the extent pertaining to the executive compensation arrangements of the Chief Executive Officer.

Leadership Structure of the Board

The leadership structure of the Board consists of: (i) a Non-Executive Chairman; (ii) an Independent Director serving as Chairman of the Audit Committee; (iii) an Independent Director serving as Chairman of the Compensation Committee; (iv) an Independent Director serving as Chairman of the Corporate Governance, Nominating and Sustainability Committee; (v) an Independent Director serving as Chairman of the Strategic Planning Committee; (vi) an Independent Director serving as Chairman of the Safety and Risk Committee; and (vii) an employee Director who also serves as the Company’s President and Chief Executive Officer. Each of the Audit Committee, the Compensation Committee and the Corporate Governance, Nominating and Sustainability Committee consists solely of Independent Directors.

The Board believes this leadership structure is appropriate for the Company as the Company’s Chief Executive Officer is responsible for leading the overall strategic direction of the enterprise; however, the Independent Directors, led by the Non-Executive Chairman of the Board, retain the decision-making authority of the Board because the Independent Directors consist of a majority of the members of the Board. In addition, the Independent Directors constitute the sole members of the Audit Committee, Compensation Committee and Corporate Governance, Nominating and Sustainability Committee and a majority of members of the Strategic Planning Committee and the Safety and Risk Committee. The Board also believes that its leadership structure is supported by Independent Directors serving as the Chairman of each committee of the Board, as the Chairman of each committee of the Board has responsibility for setting the agenda for each meeting of that committee. Ms. Murphy, as Non-Executive Chairman, sets the agenda for the meetings of the Board and the meetings of the Independent Directors. Further, the Company’s internal audit function reports directly to the Audit Committee. Finally, there are no meetings of the Board or any committee of the Board at which each Independent Director is not an invited member, the Independent Directors meet regularly in executive session without any members of management present, including the Chief Executive Officer, and the Independent Directors have significant input regarding the Board’s agenda and information flow.

Non-Executive Chairman

On May 19, 2015, the Board elected Diana M. Murphy to serve as Non-Executive Chairman of the Board for such term as the Board may determine. In appointing Ms. Murphy as the Non-Executive Chairman of the Board following the Company’s 2015 Annual Meeting, the Board considered Ms. Murphy’s extensive experience with the Company having served on the Board since 1998, including her service as Lead Independent Director since 2012 and her service at various times as Chairman of the Nominating and Corporate Governance Committee (subsequently renamed the Corporate Governance, Nominating and Sustainability Committee), the Strategic Planning Committee and the Compensation Committee.

The duties and responsibilities of the Non-Executive Chairman include: (i) to preside as the chairman at all meetings of the Board; (ii) to preside as the chairman at all meetings of the Independent Directors; (iii) to serve as a liaison between the Independent Directors and the Chief Executive Officer; (iv) to coordinate with the Chief Executive Officer to prepare meeting agendas and related materials for meetings of the Board; (v) to coordinate with the other Independent Directors of the Board to develop the agenda with respect to all meetings of the Independent Directors; (vi) to have the authority to call meetings of the Board and meetings of the Independent Directors; (vii) to approve the annual schedule of meetings of the Board; (viii) to ensure that the Board has adequate resources, including complete, timely information necessary to enable the members of the Board to perform their duties; and (ix) to communicate to management, as appropriate, the results of private discussions among the Independent Directors.

In addition to the aforementioned duties, the Non-Executive Chairman of the Board is also the Chairman of the Corporate Governance, Nominating and Sustainability Committee. In that capacity, Ms. Murphy leads the process by which potential new Independent Directors are identified and evaluated. The Board believes it is important to confer this responsibility on the Non-Executive Chairman in order to support a Board structure where the Independent Directors retain the decision-making authority of the Board.

Separation of the Roles of Chairman and Chief Executive Officer

Ms. Murphy, the former Lead Independent Director of the Company, was appointed Non-Executive Chairman of the Board, effective May 19, 2015. Historically, the Company has experienced periods during which the roles of Chairman of the Board

Landstar System, Inc. 2026 Proxy Statement  15

Information Regarding Board of Directors and Committees

and Chief Executive Officer have been combined and periods during which these roles have been separated. The Board believes that an analysis of whether the roles of Chairman of the Board and Chief Executive Officer should be separated is based on the facts and circumstances applicable at the time of the analysis and that it may not be appropriate under all circumstances to separate the roles of Chairman of the Board and Chief Executive Officer.

Declassification of the Board

The stockholders of the Company voted at the Company’s 2023 Annual Meeting to approve amendments to the Company’s Restated Certificate of Incorporation, to, among other things, declassify the Board over a two-year period beginning at the 2023 Annual Meeting. The process to declassify the Board was completed as of the 2025 Annual Meeting. The terms of all Directors will expire annually as of the 2026 Annual Meeting, and each Director nominee at our 2026 Annual Meeting will be elected for a one-year term expiring at the 2027 Annual Meeting of Stockholders.

16  Landstar System, Inc. 2026 Proxy Statement

Information Regarding Board of Directors and Committees

Committee Membership

	Audit Committee	Compensation Committee	Corporate Governance, Nominating and Sustainability Committee	Safety and Risk Committee	Strategic Planning Committee

Homaira Akbari	●	●	●	«	●

David G. Bannister	●	«	●	●	●

J. Barr Blanton	●	●	●	●	●

Melanie M. Hart	●	●	●	●	●

James L. Liang	●	●	●	●	●

Frank A. Lonegro				●	●

Diana M. Murphy	●	●	«	●	●

George P. Scanlon	●	●	●	●	«

Teresa L. White	●	●	●	●	●

Anthony J. Orlando	«	●	●	●	●

« = Chairman

Audit Committee

Overview

The Charter of the Audit Committee was amended and restated by the Board at the May 18, 2020 Board meeting. The Charter of the Audit Committee more fully describes the purposes, membership, duties and responsibilities of the Audit Committee described herein. A copy of the Charter of the Audit Committee is available on the Company’s website at https://investor.landstar.com/committee-details/audit-committee-charter.

As previously noted, Mr. Orlando is retiring from the Board as of the 2026 Annual Meeting. The Board intends to transition the role of Chair of the Audit Committee to George P. Scanlon to succeed Mr. Orlando in connection with the Company’s release of earnings for the 2026 first quarter.

Primary Functions

The Audit Committee (i) appoints the independent registered public accounting firm for the Company and monitors the performance of such firm, (ii) reviews the scope and results of the annual audits, (iii) evaluates with the independent registered public accounting firm the Company’s annual audit of the consolidated financial statements and audit of internal control over financial reporting, (iv) monitors the performance of the Company’s internal audit function, (v) reviews with management the annual and quarterly financial statements, (vi) reviews with management and the internal auditors the status of internal control over financial reporting, (vii) reviews and maintains procedures for the anonymous submission of complaints concerning accounting and auditing irregularities and (viii) reviews problem areas having a potential financial impact on the Company which may be brought to its attention by management, the internal auditors, the independent registered public accounting firm, the Board or through an anonymous submission of complaints. In addition, the Audit Committee preapproves all non-audit related services provided by the Company’s independent registered public accounting firm, currently KPMG, and approves the independent registered public accounting firm’s fees for services rendered to the Company. During the 2025 fiscal year, the Audit Committee held ten meetings and did not act by written consent.

Anthony J. Orlando Chair
Other Members Homaira Akbari* David G. Bannister* J. Barr Blanton* Melanie M. Hart* *Independent	James L. Liang* Diana M. Murphy* George P. Scanlon* Teresa L. White*

Number of Meetings in 2025 Ten

Financial Experts on Audit Committee

The Board has determined that Mr. Bannister, Ms. Hart, Mr. Liang, Mr. Orlando and Mr. Scanlon is each an “audit committee financial expert” as defined by the SEC and has accounting or related financial management expertise as required by NYSE Corporate Governance Listing Standards.

Landstar System, Inc. 2026 Proxy Statement  17

Information Regarding Board of Directors and Committees

Compensation Committee

Overview

The Charter of the Compensation Committee was amended and restated by the Board at the January 23, 2024 Board meeting. The Charter of the Compensation Committee more fully describes the purposes, membership, duties and responsibilities of the Compensation Committee described herein. A copy of the Charter of the Compensation Committee is available on the Company’s website at https://investor.landstar.com/committee-details/charter-compensation-committee.

Primary Functions

Compensation Committee functions include: (i) reviewing and making determinations with respect to matters having to do with the compensation of Executive Officers and Directors of the Company and (ii) administering certain plans relating to the compensation of employees and Directors. During the Company’s 2025 fiscal year, the Compensation Committee held two meetings and did not act by written consent.

The Compensation Committee has full and complete discretion to establish the compensation payable to the Company’s Chief Executive Officer and the other Executive Officers and oversees the compensation payable to other employees of the Company. With regard to the Executive Officers other than the Chief Executive Officer, the Compensation Committee considers the recommendations of the Chief Executive Officer. The Compensation Committee, following authorization by the Board, has delegated to the Company’s Chief Executive Officer authority with respect to management of annual salary decisions for employees making up to $200,000 in annual salary. In addition, the Compensation Committee has delegated to the Company’s Chief Executive Officer the authority with respect to the grant of restricted stock units and/or nonvested restricted stock up to an aggregate grant date fair value of $200,000 per employee (other than Executive Officers) with vesting over a period of no less than three years from the date of the grant following consultation with the Chairman of the Compensation Committee. The Compensation Committee has otherwise not delegated to management any of its responsibilities with respect to the compensation of the Executive Officers of the Company, except with respect to the day-to-day operations of the Company’s compensation plans.

The Compensation Committee has the authority to hire and negotiate the terms of compensation for its advisors, including compensation consultants. The Compensation Committee periodically reviews the Company’s compensation programs.

David G. Bannister Chair
Other Members Homaira Akbari* J. Barr Blanton* Melanie M. Hart* James L. Liang* *Independent	Diana M. Murphy* Anthony J. Orlando* George P. Scanlon* Teresa L. White*

Number of Meetings in 2025 Two

Compensation Committee Interlocks and Insider Participation

During the Company’s 2025 fiscal year, no Executive Officer of the Company served as a member of the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the Board or the Compensation Committee.

18  Landstar System, Inc. 2026 Proxy Statement

Information Regarding Board of Directors and Committees

Corporate Governance, Nominating and Sustainability Committee

Overview

The Charter of the Corporate Governance, Nominating and Sustainability Committee was amended and restated by the Board at the August 7, 2025 Board meeting. The Charter more fully describes the purposes, membership, duties and responsibilities of the Corporate Governance, Nominating and Sustainability Committee described herein. A copy of the Charter of the Corporate Governance, Nominating and Sustainability Committee is available on the Company’s website at Charter of the Corporate Governance, Nominating and Sustainability Committee | Landstar System, Inc. - IR site.

Primary Functions

Corporate Governance, Nominating and Sustainability Committee functions include to (i) review the composition of the Board and its committees to determine whether it may be appropriate to add or remove individuals or otherwise change the composition thereof; (ii) oversee the self-evaluation of the Board and the self-evaluation of each Board committee; (iii) review and evaluate current Directors for re-nomination to the Board or reappointment to any Board committee; (iv) identify individuals qualified and suitable to become Board members and recommend to the Board the director nominees for each annual meeting of stockholders; (v) develop and recommend to the Board a set of corporate governance principles applicable to the Company; and (vi) provide oversight of the Company’s corporate responsibility initiatives and principles, including those relating to environmental and social matters. During the Company’s 2025 fiscal year, the Corporate Governance, Nominating and Sustainability Committee held four meetings and did not act by written consent.

The Corporate Governance, Nominating and Sustainability Committee oversees an annual self-evaluation conducted by the Board, which may involve the engagement of third-party advisors to facilitate such self-evaluation, in order to determine whether the Board and its committees are functioning effectively. The Corporate Governance, Nominating and Sustainability Committee also oversees individual Director self-assessments and succession planning, which may also involve the engagement of third-party advisors. In 2025, the Corporate Governance, Nominating and Sustainability Committee retained Spencer Stuart to assist in these processes. The Corporate Governance, Nominating and Sustainability Committee considers the Board, committee and individual Director self-assessments for purposes of making recommendations to the Board as to the persons who should be nominated for election or re-election, as the case may be, at each upcoming annual meeting of stockholders.

Diana M. Murphy Chair
Other Members Homaira Akbari* David G. Bannister* J. Barr Blanton* Melanie M. Hart* *Independent	James L. Liang* Anthony J. Orlando* George P. Scanlon* Teresa L. White*

Number of Meetings in 2025 Four

Corporate Responsibility

The Corporate Governance, Nominating and Sustainability Committee provides oversight with respect to the Company’s efforts and related public disclosure regarding environmental stewardship in its operations and social matters pertaining to the Company’s business, including current and emerging social trends and issues that may affect the business operations, performance and public image of the Company. Information regarding Landstar’s corporate responsibility efforts is available on the Company’s website at https://www.landstar.com/corporate-information/corporate-responsibility.

The Corporate Governance, Nominating and Sustainability Committee considers candidates for the Board suggested by its members and other Board members, as well as management and stockholders. The Corporate Governance, Nominating and Sustainability Committee also has the authority to engage search firms to help conduct searches for new candidates for the Board. There are no differences in the manner in which the Corporate Governance, Nominating and Sustainability Committee evaluates nominees for the Board based on whether or not the nominee is recommended by one of its members, another Board member, management or a stockholder. The Corporate Governance, Nominating and Sustainability Committee evaluates prospective nominees against a number of minimum standards and qualifications, including business experience and financial literacy. The Corporate Governance, Nominating and Sustainability Committee also considers such other factors as it deems appropriate, including the current composition of the Board, the balance of management

Landstar System, Inc. 2026 Proxy Statement  19

Information Regarding Board of Directors and Committees

Directors and Independent Directors, the need for Audit Committee or other relevant expertise, the evaluations of other prospective nominees and other individual qualities and attributes that contribute to a broad spectrum of skills, experience, perspective and personal characteristics among members of the Board. The Corporate Governance, Nominating and Sustainability Committee then determines whether to interview the prospective nominees, and, if warranted, one or more of the members of the Corporate Governance, Nominating and Sustainability Committee, and others as appropriate, interview such prospective nominees whether in person or by telephone. After completing this evaluation and, if warranted, interview, the Corporate Governance, Nominating and Sustainability Committee makes a recommendation to the Board as to the persons who should be nominated by the Board. The Board then determines the nominees after considering the recommendation and report of the Corporate Governance, Nominating and Sustainability Committee.

Stockholders who wish to submit names to the Corporate Governance, Nominating and Sustainability Committee for consideration for nomination to the Board should do so in writing addressed to the Corporate Governance, Nominating and Sustainability Committee, c/o Corporate Secretary, Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224.

Following the recommendation of the Corporate Governance, Nominating and Sustainability Committee, the Board approved the Company’s revised Corporate Governance Guidelines at its August 3, 2022 meeting. The Corporate Governance Guidelines set forth, among other things, guidelines with respect to Director qualification standards and Board membership criteria, limitations on the number of public company boards on which a Director may serve, attendance of Directors at Board meetings, Director compensation, Director education, evaluation of the Company’s Chief Executive Officer and Board self-assessment. A copy of the Corporate Governance Guidelines is available on the Company’s website at www.landstar.com under Investor Relations at https://investor.landstar.com/committee-details/corporate-governance-guidelines.

20  Landstar System, Inc. 2026 Proxy Statement

Information Regarding Board of Directors and Committees

Safety and Risk Committee

Overview

The Charter of the Safety and Risk Committee was amended and restated by the Board at the May 18, 2020 Board meeting. The Charter more fully describes the purposes, membership, duties and responsibilities of the Safety and Risk Committee described herein. A copy of the Charter of the Safety and Risk Committee is available on the Company’s website at https://investor.landstar.com/committee-details/charter-safety-and-risk-committee. During the Company’s 2025 fiscal year, the Safety and Risk Committee held three meetings and did not act by written consent.

Primary Functions

Safety and Risk Committee functions include review and oversight of the Company’s safety performance, goals and strategies and the Company’s enterprise-wide risk identification, policies and procedures. The Safety and Risk Committee functions also include review with management of the performance, goals and strategies of the Company with respect to (i) the Company’s enterprise risk management program, (ii) the safety of the Company’s employee workforce, (iii) the safety of the Company’s freight transportation operations, (iv) insurance-based risk management, which may involve the use of arrangements with third party insurance and reinsurance companies, the Company’s captive insurance company, and self-insurance and other risk-retention practices, (v) the security of and risks related to information technology systems and procedures, including cybersecurity, the Company’s information security training programs and other cyber and information security related matters, and (vi) how the Company may leverage technology to aid its risk management efforts.

The Company has established an Executive Risk Committee and a Management Risk Committee. The Executive Risk Committee meets monthly and focuses on enterprise risk management. The Executive Risk Committee is comprised of the Chief Executive Officer, the Chief Financial Officer, the Chief Safety and Operations Officer and the General Counsel. The Management Risk Committee is focused on efforts to identify, assess and manage significant risks and related policies and procedures of the Company. The current members of the Management Risk Committee include each of the Company’s Executive Officers as well as the Chief Information Security Officer, the Director of Internal Audit, and the Corporate Controller. The Management Risk Committee meets on a quarterly basis to review the Company’s risk identification and monitoring practices, policies and procedures. Representatives from the Executive Risk Committee and the Management Risk Committee meet with the Safety and Risk Committee at least three times a year to review and discuss risk management within the Company.

Homaira Akbari Chair
Other Members David G. Bannister* J. Barr Blanton* Melanie M. Hart* James L. Liang* Frank A. Lonegro *Independent	Diana M. Murphy* Anthony J. Orlando* George P. Scanlon* Teresa L. White*

Number of Meetings in 2025 Three

Cybersecurity and AI

The Safety and Risk Committee oversees the Company’s efforts with respect to enterprise risk management. One such area of oversight concerns risks relating to cybersecurity threats and data security, including with respect to artificial intelligence (“AI”). At least semi-annually, the Safety and Risk Committee receives an overview of the Company’s data security posture and cybersecurity threat risk management and strategy processes from the Chief Information Officer and the Chief Information Security Officer. Material cybersecurity threat risks are considered during meetings of the Safety and Risk Committee, as well as Board and other Board committee meeting discussions, relating to matters such as enterprise risk management, internal controls over financial reporting and business continuity planning.

Landstar System, Inc. 2026 Proxy Statement  21

Information Regarding Board of Directors and Committees

Strategic Planning Committee

Overview

Strategic Planning Committee functions include the review and consideration of the strategic goals of the Company as well as the Company’s action plans designed and intended to achieve these strategic goals. The Strategic Planning Committee solicits the views of the Company’s executive management and assesses strategic directions for implementation. The Strategic Planning Committee also reviews and approves the Company’s annual operating plan each year upon which is based the annual budgeted amount of operating income and diluted earnings per share that the Compensation Committee approves for purposes of establishing the financial and strategic performance criteria under the Company’s short-term incentive compensation program. See “Compensation Discussion and Analysis – Performance Based Compensation – Annual Incentive Compensation Program” for more information.

Following the 2026 Annual Meeting, the Board intends to assume the responsibilities and functions formerly delegated to the Strategic Planning Committee and, in connection therewith, sunset the Strategic Planning Committee.

George P. Scanlon Chair
Other Members Homaira Akbari* David G. Bannister* J. Barr Blanton* Melanie M. Hart* James L. Liang* *Independent	Frank A. Lonegro Diana M. Murphy* Anthony J. Orlando* Teresa L. White*

Number of Meetings in 2025 Three

22  Landstar System, Inc. 2026 Proxy Statement

Director Qualities, Skills, and Diversity

DIRECTOR QUALITIES, SKILLS, AND DIVERSITY

Core Competencies

Our Board believes that all Directors should possess certain core qualities that ensure their fitness to lead the Company, as described below. We believe that each of our Directors possesses the following skills:

•	Strategic Oversight experience is essential to guiding our long-term business strategy.

•	Stockholder Advocacy supports our goals of strong Board and management accountability and alignment with stockholder interests.

•	Leadership experience is important for setting the appropriate “tone at the top” and developing leadership qualities in others.

•	Integrity and Ethics are paramount for ensuring the sound reputation and operation of the Company.

Important Skills and Attributes

In addition to the core competencies noted above, our Board believes that the Company will be best served by Directors with a wide array of talents and perspectives to drive innovation, promote critical thinking and enhance discussion. Each of the following important skills and attributes meaningfully adds to our Board’s depth.

Important Skills and Attributes	Akbari	Bannister	Blanton	Hart	Liang	Lonegro	Murphy	Orlando	Scanlon	White

Other Public Company Board Experience: Supports the Board through relevant knowledge and understanding.	●	●		●		●	●	●	●	●

Public Company Executive Experience: Supports the Company’s management team through relevant advice and leadership.		●		●	●	●	●	●	●	●

Financial/Accounting Experience: Critical to the oversight of the Company’s financial statements, financial reporting and internal controls.	●	●	●	●	●	●	●	●	●	●

Industry/Operational Experience: Contributes to a deeper understanding of the Company’s operations as well as challenges and opportunities relating to the Company’s business model.	●	●	●	●		●	●	●	●	●

Capital Allocation, Financing and Investment: Valuable in overseeing the Company’s capital allocation strategies, capital structure and financing activities.	●	●	●	●	●	●	●	●	●

Public Company Executive Compensation Experience: Contributes to the Board’s ability to attract, motivate and retain executive talent and align executive compensation with long-term stockholder value.	●	●		●	●	●	●	●	●	●

Public Policy and Regulation: Contributes to the Board’s understanding of complex public policy issues and legal, regulatory, environmental and compliance risks.				●		●	●	●	●	●

Information Technology and Cybersecurity: Contributes to the Board’s understanding of information technology and cybersecurity risks and opportunities.	●		●		●	●			●	●

Communications and Brand Management: Valuable in managing communications with stakeholders and protecting the Company’s brand and reputation.	●	●	●	●		●	●			●

Sales and Marketing: Valuable in promoting and selling our services.	●	●	●				●			●

Risk Management and Insurance: Contributes to the identification, assessment and prioritization of risks facing the Company and the Company’s use of insurance to help manage certain risks.	●	●		●		●	●	●	●	●

Landstar System, Inc. 2026 Proxy Statement  23

Director Qualities, Skills, and Diversity

Board Diversity

The following table provides information in a standardized matrix as of March 23, 2026: (i) the total number of Company board members and (ii) how those board members self-identify regarding gender, predefined race and ethnicity categories.

Board Diversity Matrix (as of March 23, 2026)

Total Number of Directors	10
	Female	Male

Part I: Gender Identity

Directors	4	6

Part II: Demographic Background

African American or Black	1	0

Alaskan Native or Native American	0	0

Asian	0	1

Hispanic	0	0

Middle Eastern or North African	0	0

Native Hawaiian or Pacific Islander	0	0

White	2	5

Two or More Races or Ethnicities	0	0

Did Not Disclose Demographic Background	1	0

Definitions of the terms used in this table are as follows:

•	African American or Black (not of Hispanic origin) – A person having origins in any of the Black racial groups of Africa.

•

Alaskan Native or Native American – A person having origins in any of the original peoples of North and South America (including Central America), and who maintain cultural identification through tribal affiliation or community recognition.

•

Asian – A person having origins in any of the original peoples of the Far East, Southeast Asia, or the Indian subcontinent, including, for example, Cambodia, China, India, Japan, Korea, Malaysia, Pakistan, the Philippine Islands, Thailand, and Vietnam.

•	Hispanic – A person of Cuban, Mexican, Puerto Rican, South or Central American, or other Spanish culture or origin, regardless of race.

•	Middle Eastern or North African—A person having origins in any of the peoples of the Middle East or North Africa.

•	Native Hawaiian or Pacific Islander – A person having origins in any of the peoples of Hawaii, Guam, Samoa, or other Pacific Islands.

•	White (not of Hispanic origin) – A person having origins in any of the original peoples of Europe.

•	Two or More Races or Ethnicities – A person who identifies with more than one of the above categories.

24  Landstar System, Inc. 2026 Proxy Statement

Compensation of Directors

COMPENSATION OF DIRECTORS

For fiscal year 2025, each Independent Director was paid an annual fee of $100,000 with no additional fees payable for attendance at or participation in Board or committee meetings or service as a chairman of a committee of the Board. Ms. Murphy, the
Non-Executive
Chairman of the Board, was paid an additional $50,000 annual fee to serve in that capacity.
In addition, each Independent Director was also entitled to receive a grant of restricted shares of Common Stock under the 2022 Directors Stock Compensation Plan on the first business day immediately following the 2025 Annual Meeting equal to a number of restricted shares of Common Stock determined based on the quotient of $150,000 divided by the fair market value of a share of Common Stock on the date of such grant, rounded to the nearest whole number of shares. Accordingly, each of the Independent Directors serving on our Board at the time of the 2025 Annual Meeting received a grant of 1,043 restricted shares of Common Stock under the 2022 Directors Stock Compensation Plan on May 19, 2025. Independent Directors appointed to the Board following such date received a prorated number of restricted shares based on the date of their appointment to the Board, as shown in the chart below. Each grant of restricted stock vests on the date of the next Annual Meeting following the 2025 Annual Meeting. Generally, the unvested shares of restricted stock are subject to forfeiture upon early departure of a Director from the Board for any reason prior to the Annual Meeting that immediately follows the Annual Meeting in respect of which such shares were granted.
Directors are not paid a retainer fee upon election or
re-election
to the Board. Directors are reimbursed for expenses incurred in connection with attending Board meetings and other company-related expenses such as attending director educational events.
Compensation Paid to Independent Directors
The following table summarizes the compensation paid to Independent Directors during 2025.
Director Compensation

Name	Fees earned or paid in cash ($)	Stock awards ($) (1)	All Other Compensation ($) (2)	Total ($)

Homaira Akbari	100,000	149,973	3,210	253,183

David G. Bannister	100,000	149,973	3,210	253,183

J. Barr Blanton	15,934	80,960	258	97,152

Melanie M. Hart	15,934	80,960	258	97,152

James L. Liang	100,000	149,973	3,210	253,183

Diana M. Murphy	150,000	149,973	3,210	303,183

Anthony J. Orlando (3)	100,000	149,973	17,069	267,042

George P. Scanlon	100,000	149,973	3,210	253,183

Teresa L. White	100,000	149,973	3,210	253,183

(1)
Dr. Akbari, Mr. Bannister, Mr. Liang, Ms. Murphy, Mr. Orlando, Mr. Scanlon and Ms. White were each granted 1,043 restricted shares on May 19, 2025, the first business day immediately following the date of the Company’s 2025 Annual Meeting. The fair market value of a share of Common Stock on May 19, 2025 was $143.79. Mr. Blanton and Ms. Hart were each granted 645 restricted shares on October 31, 2025, upon their appointment as Directors of the Company. The fair market value of a share of Common Stock on October 31, 2025 was $125.52.

(2)
Dr. Akbari, Mr. Bannister, Mr. Liang, Ms. Murphy, Mr. Scanlon and Ms. White were each paid dividends on unvested restricted stock of $3,210 in 2025. Mr. Orlando was paid dividends on unvested restricted stock of $3,210 and dividend equivalents on deferred stock units of $13,859 in 2025. Mr. Blanton and Ms. Hart were each paid dividends on unvested restricted stock of $258. Dividends paid on shares of unvested restricted stock and dividend equivalents paid on deferred stock units are included in All Other Compensation in the table above.

(3)	Mr. Anthony J. Orlando has informed the Board of his desire to retire from service as a Director of the Company upon the expiration of his current term as of the 2026 Annual Meeting.

Landstar System, Inc. 2026 Proxy Statement  25

Compensation of Directors

Awards Outstanding at
Year-End
At December 27, 2025, Dr. Akbari, Mr. Bannister, Mr. Liang, Ms. Murphy, Mr. Scanlon and Ms. White each had 1,043 restricted shares outstanding, Mr. Orlando had 4,331 deferred stock units and 1,043 restricted shares outstanding, and Mr. Blanton and Ms. Hart each had 645 restricted shares outstanding. Based on an irrevocable election made by Mr. Orlando prior to issuance of such deferred stock units to him, Mr. Orlando will be entitled to receive 4,331 shares of Common Stock in respect of the 4,331 deferred stock units following his retirement from service as a Director.
Compensation Paid to Employee Directors
Employee directors do not receive any compensation for services as Directors, for services on committees of the Board or for attendance at meetings but are reimbursed for expenses incurred in their capacity as Directors.
Director Stock Ownership Guidelines
The Compensation Committee of the Board has established stock ownership guidelines for Directors that recommend that each Director own a number of shares of the Company’s Common Stock in an amount no less than five times the annual cash fee payable to an outside Director within five years of such Director’s initial election to the Board. At March 10, 2026, each current Director who has served five years on the Board was in compliance with the stock ownership guidelines.
Hedging and Pledging of Common Stock by Directors
The Company’s Insider Trading Policy prohibits the hedging and pledging of the Common Stock by all Directors under any circumstances. This summary of a portion of the Company’s Insider Trading Policy is not intended to be complete and is qualified in its entirety by such policy, a copy of which is filed as Exhibit 19.1 to the Company’s Annual Report on Form
10-K
for the fiscal year ended December 28, 2024, and incorporated herein by reference.

26  Landstar System, Inc. 2026 Proxy Statement

Report of the Audit Committee

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm. The Audit Committee is comprised of all of the Independent Directors. The Audit Committee operates under a written charter approved by the Board.

Management is responsible for the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The independent registered public accounting firm is also responsible for auditing the Company’s internal control over financial reporting. The Audit Committee is responsible for monitoring these processes. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to the independent registered public accounting firm’s independence. The Audit Committee relies, without independent verification, on the information provided to it and on presentations and statements of fact made by management, the internal auditors and the independent registered public accounting firm.

In connection with these responsibilities, as discussed elsewhere in this Proxy Statement, the Audit Committee held four meetings and six telephonic meetings during the Company’s 2025 fiscal year. These meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal auditors and the independent registered public accounting firm. The Audit Committee discussed with representatives of the independent registered public accounting firm the overall scope and plans for these audits. The Audit Committee also met with representatives of KPMG, with and without management and the internal auditors present, to discuss the Company’s fiscal year 2025 financial statements and the Company’s internal control over financial reporting. The Audit Committee also reviewed and discussed the December 27, 2025 audited financial statements with management and reviewed and discussed the status of the Company’s internal control over financial reporting with management and the internal auditors. The Audit Committee also discussed with representatives of the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” adopted by the Public Company Accounting Oversight Board, and also received written disclosures and the letter from KPMG required by the Public Company Accounting Oversight Board regarding KPMG’s independence from the Company. The Audit Committee had discussions with representatives of the independent registered public accounting firm concerning the independence of the independent registered public accounting firm under the rules and regulations governing auditor independence promulgated under the Sarbanes-Oxley Act. The Audit Committee had discussions with management and the internal auditors concerning the process used to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the Securities and Exchange Commission (“SEC”) and the Sarbanes-Oxley Act to accompany the Company’s periodic filings with the SEC.

The Board has determined that Mr. Bannister, Ms. Hart, Mr. Liang, Mr. Orlando and Mr. Scanlon, each an independent director under the NASDAQ and SEC audit committee structure and membership requirements, meet the SEC criteria of an “audit committee financial expert” under the standards established by Item 407(d) of Regulation S-K under the Securities Act.

•

Mr. Bannister’s background and experience includes serving as a Managing Director of Deutsche Bank Alex Brown Incorporated, a General Partner of Grotech Capital Group, and as a senior executive with FTI Consulting, Inc., a global business consulting firm listed on the NYSE. In addition, Mr. Bannister was a certified public accountant employed as an audit manager at the firm of Deloitte, Haskins and Sells.

•

Ms. Hart’s background and experience includes serving as Senior Vice President, Chief Financial Officer and Treasurer at PoolCorp, the world’s largest wholesale distributor of swimming pool and related outdoor living products. Ms. Hart previously served in various roles at PoolCorp, including PoolCorp’s Chief Accounting Officer and Corporate Controller from 2008 to 2021. Prior to joining PoolCorp in 2006, Ms. Hart spent 12 years at Ernst & Young in the assurance and advisory business services group. Ms. Hart earned a Bachelor of Science degree in Accounting from the University of New Orleans and graduated from the General Management Program at the Wharton School of Business. Ms. Hart is a Certified Public Accountant.

•

Mr. Liang’s background and experience includes serving as an investment banker at Morgan Stanley & Co., Inc. from 1993 to 2004, culminating his service at Morgan Stanley as the head of global technology investment banking. Mr. Liang

Landstar System, Inc. 2026 Proxy Statement  27

Report of the Audit Committee

also served in key executive roles at Amdocs, Ltd., a publicly held software company listed on the NASDAQ Global Select Market, where he led all corporate strategic planning and acquisition activities and as Vice President, Strategy – Global Technology Services (GTS), IBM’s technology services division, leading initiatives to drive global growth. Mr. Liang also has a Masters in Business Administration (Finance and Marketing) from the University of Chicago and a Bachelor of Science in Applied Mathematics & Economics from Brown University.

•

Mr. Orlando’s background and experience includes serving as the CEO of Covanta Holding Corporation (“Covanta”), a leading provider of sustainable waste and energy solutions that was listed on the NYSE during his tenure. As CEO of Covanta from 2004 to 2015, Mr. Orlando actively supervised the principal financial and accounting officer of Covanta and helped to oversee and assess the performance of public accountants with respect to the preparation, auditing and evaluation of Covanta’s financial statements. Mr. Orlando also has a Masters in Business Administration (Finance) from Seton Hall University.

•

Mr. Scanlon’s background and experience includes serving as the Chief Executive Officer of FNF, a company listed on the NYSE, after serving as the Executive Vice President—Finance of Fidelity National Information Services, also listed on the NYSE, from 2009 to 2010 and the Chief Financial Officer of Fidelity National Information Services from 2008 to 2009. Prior to working at FNF, Mr. Scanlon served as the Chief Financial Officer at several companies in various industries, including real estate, technology and data services as well as at PwC as an accountant.

During 2025, the Audit Committee preapproved the continuation of all non-audit services to be rendered to the Company by the independent registered public accounting firm in 2025 (which services are disclosed elsewhere in this Proxy Statement) and concluded that these services, if any, complied with maintaining the independence of the registered public accounting firm.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board include the audited consolidated financial statements in the 2025 Annual Report, filed with the SEC on February 20, 2026. The Audit Committee has also selected KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 26, 2026 and has recommended to the Board that this selection be presented to the stockholders for ratification.

THE AUDIT COMMITTEE

Anthony J. Orlando, Chairman

Homaira Akbari

David G. Bannister

J. Barr Blanton

Melanie M. Hart

James L. Liang

Diana M. Murphy

George P. Scanlon

Teresa L. White

28  Landstar System, Inc. 2026 Proxy Statement

Executive Compensation

Executive Compensation

Landstar System, Inc. 2026 Proxy Statement  29

Executive Officers of the Company

EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth the name, age, principal occupation and business experience during the last five years of each of the executive officers (the “Executive Officers”) of the Company as of March 10, 2026. The Executive Officers of the Company serve at the discretion of the Board and until their successors are duly elected and qualified. For information regarding ownership of Common Stock by the Executive Officers of the Company, see “Security Ownership by Management and Others.” There are no family relationships among any of the Directors and Executive Officers of the Company or any of its subsidiaries.

Frank A. Lonegro	Age: 57
Executive Position: President and Chief Executive Officer	Director and Executive Officer of the Company since February 2024

Business Experience:

See previous description under “Directors of the Company.”

James M. Applegate	Age: 54
Executive Position: Vice President and Chief Corporate Sales, Strategy and Specialized Freight Officer	Executive Officer of the Company since March 2024

Business Experience:

Mr. Applegate has been Vice President and Chief Corporate Sales, Strategy and Specialized Freight Officer of the Company since March 2024. Mr. Applegate served as Executive Vice President of Business Intelligence and Strategy of each of the agent-based transportation services subsidiaries of the Company (the “Agent-Based Operating Companies”) from September 2018 to March 2024. Mr. Applegate served as Executive Vice President of Business Development and Analysis of each of the Agent-Based Operating Companies from January 2014 to September 2018. Prior to January 2014, Mr. Applegate served as a vice president in various sales roles, including business development, business solutions and corporate sales with subsidiaries of the Company since 2009.

Ricardo S. Coro	Age: 62
Executive Position: Vice President and Chief Information Officer	Executive Officer of the Company since May 2017

Business Experience:

Mr. Coro has been Vice President and Chief Information Officer of the Company since May 2017. Prior to joining the Company in 2017, Mr. Coro served from 2012 to 2017 as Senior Vice President and Chief Information Officer for Southeastern Grocers, LLC, parent company of BI-LO, Fresco y Más, Harveys and Winn-Dixie supermarkets. From 2005 to 2012, he served as Senior Vice President and Chief Information Officer of Advance Auto Parts, Inc., a leading retailer of automotive replacement parts and accessories. From 2002 to 2005, Mr. Coro served as Vice President of North American Information Technology at Office Depot, a leading retailer of office supplies. Earlier in his career, Mr. Coro served in various roles at other employers in the technology and engineering fields.

Matthew M. Dannegger	Age: 55
Executive Position: Vice President and Chief Field Sales Officer	Executive Officer of the Company since March 2024.

Business Experience:

Mr. Dannegger has been Vice President and Chief Field Sales Officer of the Company since March 2024. Mr. Dannegger served as Senior Executive Vice President of each of the Agent-Based Operating Companies in charge of all agent field operations from February 2023 to March 2024. Mr. Dannegger served as Executive Vice President of the Northern Field Division from February 2018 to February 2023. Prior to February 2018, Mr. Dannegger served in various field sales roles with subsidiaries of the Company since 2008.

30  Landstar System, Inc. 2026 Proxy Statement

Executive Officers of the Company

Michael K. Kneller	Age: 51
Executive Position: Vice President, General Counsel and Secretary	Executive Officer of the Company since June 2005

Business Experience:

Mr. Kneller has been Vice President, General Counsel and Secretary of the Company since June 2005. Prior to joining the Company in 2005, Mr. Kneller was a corporate attorney at the law firm of Debevoise & Plimpton LLP. He is also an officer or director of each of the Company’s subsidiaries and is a trustee of the Landstar Scholarship Fund.

Terri M. Lewis	Age: 55
Executive Position: Vice President and Chief Human Resources Officer	Executive Officer of the Company since February 2026

Business Experience:

Ms. Lewis has been Vice President and Chief Human Resources Officer of the Company since February 2026. Prior to joining the Company, Ms. Lewis served from 2020 to 2026 as the Chief People Officer of One Call, a national provider of care coordination and ancillary services for the workers’ compensation industry. From 2013 to 2020, Ms. Lewis served as the Vice President or Human Resources and, as of January 2016, the Executive Vice President of Global Human Resources for Pontoon Solutions, Inc. Earlier in her career, Ms. Lewis served in various human resources roles at PSS World Medical (now a part of McKesson Corporation), CHEP USA, and General Electric.

Matthew Miller	Age: 52
Executive Position: Vice President and Chief Safety and Operations Officer	Executive Officer of the Company since December 2024

Business Experience:

Mr. Miller has been Vice President and Chief Safety and Operations Officer of the Company since December 2024. Mr. Miller served as an Executive Vice President of each of the Agent-Based Operating Companies from March 2022 to November 2024. Prior to 2022, Mr. Miller served as a Vice President of various subsidiaries of the Company since 2015.

James P. Todd	Age: 39
Executive Position: Vice President and Chief Financial Officer	Executive Officer of the Company since July 2022

Business Experience:

Mr. Todd has been Vice President and Chief Financial Officer of the Company since July 2022. Mr. Todd served as Vice President and Corporate Controller of Landstar System Holdings, Inc. (“LSHI”) from February 2015 to July 2022. Mr. Todd served as Director and Assistant Corporate Controller of LSHI from October 2013 to January 2015. He also served as principal accounting officer of the Company from November 2020 to May 2021. Prior to joining the Company in 2013, Mr. Todd was a certified public accountant in audit with KPMG. He is also an officer or director of each of the Company’s subsidiaries and is a trustee of the Landstar Scholarship Fund.

Landstar System, Inc. 2026 Proxy Statement  31

Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS

OVERALL PHILOSOPHY AND GUIDING PRINCIPLES

The Company’s executive compensation philosophy is to attract and motivate executive talent best suited to develop and implement the Company’s business strategy. These objectives are attained by tying a significant portion of each executive’s compensation to the Company’s success in meeting specified annual corporate financial performance goals and, through the grant of stock-based awards, aligning the interests of the executives whose compensation is detailed below (the “Named Executives”) to the interests of our stockholders. The Company’s philosophy is to recognize individual contributions while supporting a team approach in achieving overall business objectives and increasing shareholder value.

The key elements of the Company’s executive compensation consist of base salary, annual performance-based incentive payments and stock-based awards. The Company’s policies with respect to each of these elements, including the basis for the compensation awarded, are discussed below.

The Company’s philosophy is to pay annual compensation generally in cash, with long-term incentive compensation paid in the form of stock-based awards. Base salary is intended to constitute a modest percentage of total compensation. The annual incentive compensation program (the “ICP”) is designed to pay substantial compensation for superior performance. Stock-based awards have historically accounted for a significant portion of each Named Executive’s total compensation.

Short-Term and Long-Term Incentive Compensation – Guiding Principles

In 2025, the Company awarded both performance stock units and restricted stock to each of its Named Executives based on each individual’s level of responsibility and performance and to help align management’s future interests with that of the Company’s stockholders. The Company believes that its compensation practices align executive compensation with financial performance and, as such, executive compensation arrangements are generally aligned with the Company’s variable cost business model.

The Compensation Committee of the Board is solely responsible for decisions with respect to the compensation of the Company’s President and Chief Executive Officer. The Compensation Committee is also responsible, taking into consideration recommendations of the President and Chief Executive Officer, for decisions with respect to the compensation awarded to the Named Executives other than the Chief Executive Officer, subject to review by the entire Board.

32  Landstar System, Inc. 2026 Proxy Statement

Compensation Discussion and Analysis

LETTER FROM THE CHAIRMAN OF THE COMPENSATION COMMITTEE

Dear Fellow Stockholders,

I am writing to you as Chairman of the Compensation Committee on behalf of the entire Compensation Committee of Landstar System, Inc.’s Board of Directors. We recognize that we are leading this Company for the benefit of our stockholders.

We remain committed to an executive compensation program that is truly pay-for-performance and to ensuring that the Company retains and attracts individuals of outstanding character and ability, who are champions of Landstar’s culture. To do so, we design and implement programs that fairly compensate our employees and allow us to maintain a world-class leadership team that can meet the challenges of a dynamic industry. As a committee, we strongly believe in, and are committed to, executing a pay-for-performance compensation philosophy that closely aligns executive compensation to our strategic, financial and operational performance. Our compensation programs have allowed us to continually enhance our high-performing executive ranks, despite a highly competitive industry where there is always strong demand for talent.

At our 2025 Annual Meeting of Stockholders, only 47% of the votes cast were in favor of the “Say-on-Pay” advisory resolution to approve our fiscal 2024 executive compensation program. We were disappointed in, and somewhat surprised by, this outcome, as we have a history of strong “Say on Pay” support from our stockholders with an average approval rate of more than 97% over the preceding five years. In response to this vote, fellow Compensation Committee member Teresa White and I, along with Landstar’s Vice President and Chief Financial Officer, Jim Todd, and Landstar’s Vice President, General Counsel and Secretary, Mike Kneller, engaged in extensive stockholder feedback sessions to understand our stockholders’ perspectives. We proactively reached out to all stockholders who held at least 1% of the outstanding shares of Company stock as of the record date for the 2025 Annual Meeting, representing approximately 68% of the outstanding shares of Common Stock. We also engaged with other stockholders who contacted the Company following the 2025 Annual Meeting of Stockholders. Teresa, Jim, Mike and I met personally with 11 stockholders, representing over 40% of our outstanding shares. More information on those engagement efforts and our efforts to address feedback we received from investors is described below under “Stockholder Engagement on Executive Compensation Topics”. The Company also engaged a new independent compensation consultant to holistically review and offer recommendations to improve our executive compensation programs and practices.

As we sought to understand the vote and stockholder concerns, we were aware that ISS and Glass Lewis, the proxy advisory firms, each recommended against our 2025 “Say-on-Pay” advisory resolution, primarily due to concerns focused on the compensation package negotiated with Mr. Lonegro. This understanding was subsequently confirmed during our meetings with representatives of ISS and Glass Lewis. As indicated in their written reports and reiterated in these conversations, each of ISS and Glass Lewis objected to the size of the one-time sign-on performance-based total shareholder return (TSR) restricted stock unit (RSU) award made to Mr. Lonegro in February 2024, in connection with his hiring. This performance contingent award was designed to attract and align Mr. Lonegro’s financial opportunity with that of Landstar’s stockholders. For more information on this award, see below under “Letter Agreement with Mr. Lonegro” and “Stock-based Awards – Grants of TSR-based RSU Awards to Mr. Lonegro”. We note that both proxy advisors indicated that their methodologies for purposes of valuation of such awards do not take into account applicable performance hurdles. Rather, they each focus on the maximum face value opportunity. We respectfully disagree with this approach, which is particularly impactful in this instance. As further described below under “Letter Agreement with Mr. Lonegro”, for Mr. Lonegro’s one-time sign-on TSR-based RSU award to vest, the Company would need to achieve significant shareholder value, increasing the total value of the shares and any associated dividends 9% from the base level, compounded annually over the applicable performance period. Stated differently, the stock price, assuming no change in share count or dividends, would need to grow from its current level to, at a minimum, over $300 per share. The associated payout to Mr. Lonegro, if this high TSR-based performance hurdle were achieved, would represent less than 1% of the value created for stockholders during the applicable performance period. We believe this performance hurdle is challenging and one we hope Mr. Lonegro and his team are successful in achieving. Importantly, however, if this performance hurdle is not achieved, the value of that award to Mr. Lonegro will be zero.

Landstar System, Inc. 2026 Proxy Statement  33

Compensation Discussion and Analysis

Moreover, stockholders indicated that they were generally pleased with our compensation philosophy and program and our focus on pay for performance. For example, evidence of our use of challenging performance goals historically is that no cash bonuses based on achievement of our financial goals were paid to executive leadership with respect to 3 of the last 5 fiscal years, as the Company faced a challenging operating environment. Stockholders also expressed high regard and support for our President and CEO, Mr. Lonegro, and responded positively to our decision to recruit and hire him to Landstar. A few stockholders noted that the negative 2025 say-on-pay vote reflected a concern with the quantum of the one-time sign-on TSR-based RSU award made to Mr. Lonegro in February 2024, in connection with his hiring, even as such stockholders also acknowledged that this award was fully performance-based with a very challenging hurdle rate required for Mr. Lonegro to vest under this award. A number of stockholders also expressed a desire for additional disclosure regarding the process to identify and hire Mr. Lonegro as the Company’s President and Chief Executive Officer. We heard these concerns and have added substantial additional disclosure in this proxy statement to address this feedback. More information is provided below under “CEO Transition Process and the Hiring of Mr. Lonegro” and “Letter Agreement with Mr. Lonegro”. We believe Mr. Lonegro has already had a tremendous impact on Landstar since joining the Company in early 2024, and the letter from Mr. Lonegro towards the beginning of this Proxy Statement reflects a small sampling of that impact. We look forward to his continued leadership.

Following other feedback received from stockholders, as well as independent advice and input from a newly engaged compensation consultant, FW Cook (more information on our engagement of FW Cook is described below under “Compensation Consultants”), we made a number of modifications to our executive compensation programs, in both the short-term and long-term incentive programs. These changes are described below under “Changes to Performance-Based Compensation Programs for 2026”. As a result of this process, we believe that we have further improved a program that is supported by market practices and responsive to the feedback we received from you, while continuing to be competitive and incentivize our proven, successful and evolving executive team.

We believe that we have helped enable Landstar’s culture of accountability and collaboration where our employees work together to create solutions to the toughest freight transportation challenges and serve the current and future needs of our customers, agents, and capacity providers. Empowering our network of agents, BCOs and third-party carriers to safely serve our customers requires us to foster a culture of awareness and understanding of what our customers and network participants need, bold innovation to create solutions to meet those needs, and relentless execution to deploy those solutions. With the advent of a new generation of artificial intelligence tools and technologies that are transforming virtually every industry, including the freight transportation industry, we believe that it is even more imperative that we emphasize excellence in our executive team and have the ability to attract new talent when appropriate.

We are asking for your support of our executive compensation program. Thank you for your continued support and investment in Landstar.

         Sincerely,

David G. Bannister Chairman of the Compensation Committee

34  Landstar System, Inc. 2026 Proxy Statement

Compensation Discussion and Analysis

STOCKHOLDER ENGAGEMENT ON EXECUTIVE COMPENSATION TOPICS

In the fall and winter of 2025, we engaged in productive discussions with our stockholders on executive compensation topics. Given the result of our 2025 say-on-pay vote, a key focus of our ongoing engagement in 2025 was to further understand the views of our stockholders with respect to our executive compensation programs. The Chair of the Compensation Committee of the Board, David Bannister, another independent director and member of the Compensation Committee of the Board, Teresa White, our Vice President and Chief Financial Officer, and our Vice President, General Counsel and Corporate Secretary participated in these meetings.

Engagement Efforts:

Reached out to

24 top

stockholders,

including all stockholders

owning 1% or more of the

outstanding shares of the

Company, representing

approximately 68%

of shares outstanding

Held

11 meetings

with stockholders,

representing over 40% of

shares outstanding

Met with

ISS and Glass Lewis

in January 2026

Chair of Compensation

Committee

participated in

all meetings

with stockholders as well as

sessions with ISS and

Glass Lewis

What We Heard During Our Stockholder Engagement Efforts:

•

High regard and support for the hiring of our President and CEO.

•

Stockholders were generally pleased with the historical approach taken by the Compensation Committee with respect to our executive compensation philosophy and program.

•

Recognition that the negative 2025 say-on-pay vote primarily reflected concerns with the quantum of Mr. Lonegro’s 2024 sign-on TSR-based RSU award made in February 2024.

•

Positive support with respect to Mr. Lonegro’s 2024 sign-on TSR-based RSU award being fully performance based despite concerns about the magnitude of the award.

•

Some stockholders indicated a preference for longer term vesting arrangements, generally, and commented favorably on the six-to-ten year vesting period applicable to Mr. Lonegro’s TSR-based RSU awards.

•

Almost all stockholders viewed TSR over an extended period of time as an appropriate performance metric for a performance-based grant to a Chief Executive Officer.

•

Interest in additional disclosure regarding the process to identify and hire Mr. Lonegro.

•

Interest in additional disclosure describing the design and performance thresholds in the Company’s short-term incentive compensation plan.

•

Interest in additional disclosure regarding performance-based equity award outcomes.

Our Response to Stockholder Feedback on Executive Compensation:

In response to feedback we received, the Compensation Committee took several actions described in the letter from Mr. Bannister, the Chairman of the Compensation Committee, as well as in “Changes To Performance-Based Compensation Programs For 2026”, each as set forth in “Compensation, Discussion and Analysis”. In addition, the Company undertook to enhance disclosure regarding the process to identify and hire Mr. Lonegro and, more generally, executive compensation, including by refreshing the design and presentation of this Proxy Statement to present information in a more reader-friendly manner.

Landstar System, Inc. 2026 Proxy Statement  35

Compensation Discussion and Analysis

CEO TRANSITION PROCESS AND THE HIRING OF MR. LONEGRO

During our stockholder engagement efforts following the 2025 Annual Meeting, a number of stockholders expressed interest in additional disclosure regarding the process to identify and hire Frank A. Lonegro as the Company’s President and Chief Executive Officer, to succeed James B. Gattoni in that role as of February 2, 2024. This section of the Proxy Statement is intended to address that feedback we received.

The Board regularly engages in succession planning discussions with the Company’s Chief Executive Officer regarding the role of the Chief Executive Officer as well as with respect to each of the other Executive Officer positions at the Company. During 2023, Mr. Gattoni informed the Board that he was interested in a discussion regarding his potential transition to retirement from his employment with the Company. Following this discussion with Mr. Gattoni, the Board initiated a formal process to identify a successor to Mr. Gattoni. This process was led by Diana M. Murphy, Non-Executive Chairman of the Board, and involved the consideration of internal and external candidates as well as the retention of Spencer Stuart, a well known executive search firm, to aid the Board in this process. Mr. Gattoni was involved throughout this process. During 2023, the Board engaged in numerous discussions in connection with this process and ultimately concluded that the Company would be best served by the hiring of an external candidate. The Company conducted an external, nationwide search process facilitated by Spencer Stuart during 2023 that involved discussions and interviews with multiple candidates. Ultimately, the Board focused on Mr. Lonegro, who was then employed as the Executive Vice President and Chief Financial Officer of Beacon Building Products, a Nasdaq-listed Fortune 500 building products distribution company serving customers throughout the U.S. and Canada. The Board recognized Mr. Lonegro’s broad strategic, financial, operational and technology leadership at large, publicly traded organizations and his impressive record of achievement as an experienced, solutions-oriented leader. The Board also believed Mr. Lonegro would be a strong cultural fit at Landstar, given his understanding of the fast-paced freight transportation industry, the critical importance of a safety-first culture and the Company’s commitment to the long-term success of Landstar agents, BCOs and other third-party capacity providers to continue to drive growth.

The process to negotiate the compensation arrangements with Mr. Lonegro was led by David G. Bannister, the Chairman of the Compensation Committee of the Board and approved by the Compensation Committee. During 2023, as previously disclosed, the Compensation Committee used the services of a compensation consultant, Compensation Strategies, Inc., to assist it in reviewing an appropriate peer group of other transportation and logistics companies, and benchmarking CEO executive compensation, including base salary, annual incentive compensation and long-term incentive compensation to that group. In determining an appropriate compensation package for Mr. Lonegro, we identified that Mr. Lonegro would need to forgo his 2023 bonus and certain equity-related arrangements with Beacon in connection with a transition to the Company on the timeline required by the Board. Moreover, the Board also considered that Mr. Lonegro would be required to relocate his family from Northern Virginia to Jacksonville, Florida in connection with his hiring by the Company.

LETTER AGREEMENT WITH MR. LONEGRO

As previously disclosed, on December 5, 2023, the Company announced the hiring of Mr. Lonegro as the Company’s next President and Chief Executive Officer, effective February 2, 2024. The Company entered into a letter agreement with Mr. Lonegro, dated December 4, 2023 (the “Lonegro Letter Agreement”), that provides Mr. Lonegro with an annual base salary of $800,000 and eligibility for a bonus under the Company’s annual ICP with a “threshold” target bonus percentage of 100% of his annual base salary.

The Lonegro Letter Agreement included certain compensatory items related to Mr. Lonegro’s requests for make-whole payments in lieu of compensatory arrangements in place with Beacon as well as relocation related costs associated with moving his family from Northern Virginia to Jacksonville, Florida. These make-whole awards included a sign-on bonus of $2,000,000 worth of restricted stock, granted on February 2, 2024, under the Company’s 2011 Landstar System, Inc. Equity Incentive Plan (the “Employee Equity Plan”) that vested in two equal annual installments on February 2, 2025 and February 2, 2026, and $800,000 in cash to compensate Mr. Lonegro for forgoing a 2023 bonus with his former employer to accommodate his start date with the Company, which amount would have been required to be repaid if Mr. Lonegro had been terminated for “cause” or had resigned without “good reason” prior to the first anniversary of his start date. The Lonegro Letter Agreement also provided for $400,000 in cash for relocation benefits.

From the perspective of the Compensation Committee, the most important element to consider in designing an appropriate compensation package for the next Chief Executive Officer of the Company was to create a significant potential opportunity for the new Chief Executive Officer to realize a substantial amount of compensation upon the achievement by the Company of a superior level of growth in shareholder return over a relatively long term period during the new Chief

36  Landstar System, Inc. 2026 Proxy Statement

Compensation Discussion and Analysis

Executive’s employment. Accordingly, the Lonegro Letter Agreement provided for a grant of $10,000,000 worth of performance-related restricted stock units (“TSR RSUs”), which will vest based on achievement in any measurement year of TSR of a CAGR of 9% relative to the base year, to be measured annually starting after the sixth anniversary of his start date and concluding after the tenth anniversary of his start date. In the event of a change in control of the Company occurring at any time, the TSR RSUs will vest based on achievement of a stock price that equals 125% of the stock price that achieves the TSR CAGR of 9%. The Compensation Committee believes that this significant sign-on grant of TSR RSUs was of the utmost importance with respect to the recruitment and hiring of Mr. Lonegro. Moreover, as further described below under “Compensation Discussion and Analysis – Stock-based Awards – Grants of TSR-based RSU Awards to Mr. Lonegro”, the sign-on grant of TSR RSUs to Mr. Lonegro will only vest upon achievement in any measurement year of a total shareholder return (“TSR”) compound annual growth rate (“CAGR”) of 9% relative to the base year, to be measured annually starting after the sixth anniversary of the grant date and concluding after the tenth anniversary of the grant date. The following chart sets forth the minimum implied stock price of a share of Common Stock and implied equity market capitalization of the Company (in both cases, based on the “Base TSR Value” of $188.74 determined under the award, which provides the starting point for the determination of performance under the award, and a TSR CAGR of 9% that would be required for the TSR RSUs granted under this award to vest during the life of the award, assuming constant share count and no dividends across the performance and potential vesting period):

Grant Date and Implied Stock Price and Market Cap
(Assuming Constant Share Count and No Dividends)
Stock Price
Market Cap
$500.00
$450.00
$400.00
$350.00
$300.00
$250.00
$200.00
$150.00
$17,000,000
$15,000,000
$13,000,000
$11,000,000
$9,000,000
$7,000,000
$5,000,000
Base TSR Value
Grant date
Year 6
Year 7
Year 8
Year 9
Year 10
Market capitalization (in 000s)
Stock price

Importantly, diluted earnings per share for the Company’s 2023 fiscal year, the year immediately prior to Mr. Lonegro’s start date in February 2024, was the third highest in the Company’s history, and the Base TSR Value is within 10% of the all-time high price of a share of Common Stock of $208.62 on July 26, 2023.

The Compensation Committee believes that the potential for performance-based vesting after the sixth anniversary of his start date and concluding after his tenth anniversary with the Company will help to align Mr. Lonegro’s long-term compensatory incentive arrangements with the long-term interests of the Company’s stockholders. Moreover, the Compensation Committee believes the TSR performance that would be required in order for any TSR RSUs under this award to vest would result in the creation of enormous stockholder value and more than justify the resulting compensation payable under this award to Mr. Lonegro.

Under the Lonegro Letter Agreement, Mr. Lonegro is also eligible for annual equity grants under the Employee Equity Plan, with initial grants in February 2024 of (i) $2,000,000 of Performance-Based Regular RSU Awards, the vesting of which is determined on the third, fourth and fifth anniversary of the grant date, (ii) $1,000,000 worth of Regular Restricted Stock Awards, which will vest in three equal annual installments on each of the first three anniversaries of the grant date and

Landstar System, Inc. 2026 Proxy Statement  37

Compensation Discussion and Analysis

(iii) $1,000,000 worth of TSR RSUs, which will vest (A) based on achievement in any measurement year of TSR with a CAGR of 9% relative to the Base TSR Value, to be measured annually starting after the sixth anniversary of the grant date of the award and concluding after the tenth anniversary of the grant date of the award or (B) in the event of a change in control occurring at any time, based on achievement of a stock price that equals 125% of the stock price that achieves the TSR CAGR of 9%.

Pursuant to the Lonegro Letter Agreement, the Company also entered into a Key Executive Employment Protection Agreement with Mr. Lonegro, which includes an applicable multiple for Mr. Lonegro of two times, and otherwise is consistent with the terms and provisions described below under “Compensation Discussion and Analysis – Key Executive Employment Protection Agreements”.

The Lonegro Letter Agreement does not have a fixed term and provides for compensation and benefits payable in the Company’s discretion. Either the Company or Mr. Lonegro may terminate his employment at any time. If the Company terminates Mr. Lonegro’s employment without “cause” other than in a situation where severance is payable under the Key Executive Employment Protection Agreement, the Company will pay Mr. Lonegro severance within 30 days of the one-year anniversary of his termination date in the amount of Mr. Lonegro’s annual base salary and “threshold” target annual bonus and will continue to cover his medical benefits for 12 months following his termination, subject, in each case, to Mr. Lonegro’s signing a release of claims in favor of the Company and its affiliates and continued compliance with applicable restrictive covenants.

38  Landstar System, Inc. 2026 Proxy Statement

Compensation Discussion and Analysis

COMPENSATION PROGRAMS

Base Salaries

Base salaries for Named Executives are initially determined by evaluating the responsibilities of the position held and the experience of the individual. Salary adjustments are determined by evaluating the performance of the Company and of each Named Executive, and also take into account the Named Executive’s assumption of, or changes in, responsibilities, if any. The financial results of the operating functions which report into a Named Executive or for which a Named Executive otherwise has responsibility are also considered. The base salaries of the five Named Executives are detailed in the Summary Compensation Table that follows.

Performance-Based Compensation

The Company maintains performance-based compensation programs that are designed to encourage the Company’s Named Executives to achieve various financial goals linked to operating objectives both for the Company’s upcoming fiscal year as well as for the longer term performance of the enterprise. The Company’s performance-based compensation programs include the Company’s annual ICP and stock-based awards program, each of which are further described below.

Annual Incentive Compensation Program (“ICP”)

The Company’s objective with respect to its annual ICP is to encourage the Company’s Named Executives to achieve various strategic and financial goals linked to operating objectives for the Company’s upcoming fiscal year. These annual goals are developed as part of the Company’s budgeting process and in general are aligned with the Company’s long-term strategic and financial objectives. For the 2025 fiscal year, the strategic goals incentive portion of the ICP represented 30% of each Named Executive’s bonus opportunity and the Diluted Earnings Per Share (“DEPS”) incentive portion of the ICP represented 70% of each Named Executive’s bonus opportunity under the ICP:

Landstar System, Inc. 2026 Proxy Statement  39

Compensation Discussion and Analysis

Each Named Executive has a “Participant’s Percentage Participation” or “PPP” under the ICP. The PPP multiplied by the Named Executive’s base salary is the “one-time” bonus payable to that Named Executive. The PPPs for the Named Executives in 2025 were as follows: Mr. Lonegro, 100%, Mr. Todd, 60%, Mr. Kneller, 60%, Mr. Coro, 60% and Mr. Miller, 60%, as illustrated below as a percentage of each Named Executive’s annual base salary.

*	“Participant’s Percentage Participation” or “PPP” under the ICP.

**	One-Time Bonus target for the Named Executive under the ICP

***	Annual salary of the Named Executive

Strategic Goals Incentive Portion of the ICP

The strategic goals incentive portion of the ICP was a new feature of the ICP in 2025. The Compensation Committee approved the establishment of Landstar’s 2025 Strategic Goals focused on growth, managing risk and enhancing support based on the Company’s “Five Points of the Star” framework and is intended to include a comprehensive set of discrete strategic goals and objectives for the Named Executives to execute upon during the applicable fiscal year. This framework was established following Mr. Lonegro’s appointment as CEO, with each point of the star weighted as follows for purposes of determining funding under this portion of the ICP:

40  Landstar System, Inc. 2026 Proxy Statement

Compensation Discussion and Analysis

Financial Goals Incentive Portion of the ICP

For each annual fiscal period, the Compensation Committee reviews and approves, among other financial goals, the budgeted amount of diluted earnings per share, or “DEPS”. In establishing the budgeted amount of DEPS for 2025, the Company considered 2024 operating results, historical operating trends and forecasted 2025 U.S. economic factors such as industrial production, estimated freight demand and capacity availability. Once the annual budgeted goal is approved by the Compensation Committee, the ICP is designed to incent management to meet and, when possible, to exceed budgeted DEPS. An executive’s incentive compensation payment continues to increase as actual results for the fiscal year exceed budgeted amounts. As further described below, actual payments under the ICP are calculated based upon how much actual results exceed budgeted DEPS, using a predetermined formula, up to the maximum annual payment per eligible participant subject to the discretion of the Compensation Committee. For the 2025 fiscal year, the maximum annual ICP payment amount for Mr. Lonegro was $3 million, while the maximum annual ICP payment amount for each other Named Executive was $2.5 million.

With respect to the 2025 fiscal year, each of the Named Executives had a “threshold” under the ICP based on a specific budgeted DEPS amount approved in connection with the Company’s annual operating budget. The Compensation Committee believed it was appropriate to establish the “threshold” under the ICP based on DEPS because (1) each of the Named Executives were in positions of broad responsibility over various components that affect the Company’s DEPS amount, (2) the Compensation Committee believes that DEPS is an important financial measure reflecting the performance of the Company’s overall strategic direction and considers this metric in connection with its evaluation of the performance of the Named Executives, (3) the Compensation Committee believes it is appropriate to compensate the Named Executives upon achievement of Company-wide, rather than function-specific budgeted targets in order to focus executive management on Company-wide strategic and financial performance goals, (4) the Compensation Committee, at its discretion, has the ability to adjust calculated bonus amounts in the event of extraordinary or unusual items impacting DEPS and (5) the Company’s performance-based equity programs use a number of other financial measures, including operating income, pre-tax income per diluted share and total shareholder return (“TSR”), to determine executive compensation under those programs, as further described below under “Stock-based Awards”.

The “threshold” amount of DEPS under the ICP refers to the amount of DEPS that would be required to give effect to a “one-time DEPS bonus payment.” Budgeted DEPS does not include the aggregate amount of a “one-time DEPS bonus payment.” Therefore, each Named Executive would have received no DEPS bonus payment if the Company’s actual DEPS amount for the fiscal year was less than budgeted DEPS before giving effect to the funding of a one-time DEPS bonus payment. Each Named Executive would have received a one-time DEPS bonus payment if the Company’s actual DEPS amount for the fiscal year equaled budgeted DEPS after giving effect to such one-time DEPS bonus payment. The amount of the one-time DEPS bonus payment under the financial goals incentive portion of the ICP would be calculated by multiplying each such executive’s base salary by such executive’s PPP, multiplied by 70%.

For 2025, if the Company’s actual DEPS for the fiscal year were greater than the “threshold” amount of DEPS, the “one-time DEPS bonus payment” would then be multiplied by a “multiplier” determined based on the amount by which actual DEPS exceeded threshold DEPS up to a multiplier of 3.0 for each executive. For every three percentage points by which actual DEPS exceeds threshold DEPS, the applicable multiplier increases by 1. For example, if actual DEPS equaled threshold DEPS, the applicable multiplier would be 1.0, if actual DEPS exceeded threshold DEPS by three percent, the applicable multiplier would be 2.0, and if actual DEPS exceeded threshold DEPS by six percent, the applicable multiplier would be 3.0, with linear interpolation used for values of DEPS between threshold and target. For purposes of this Compensation, Discussion and Analysis and the “Grants of Plan-Based Awards” table below, we refer to the amount of DEPS required to achieve a multiplier of 3.0 as the “target” amount of DEPS.

In the event actual DEPS exceeded target DEPS, a bonus pool would accrue as if the multiplier continued to increase above 3.0 for each participant under the ICP, but at half the rate as the accrual of the multiplier between threshold and target (i.e., every six percentage points in increase of DEPS would lead to an additional full point of the multiplier). The bonus pool amount would be calculated by multiplying each executive’s one-time DEPS bonus payout (calculated as described above) by such “additional multiplier”. In other words, once each executive achieved a multiplier of 3.0, if actual DEPS exceeded target DEPS by an additional 6 percent, the bonus amount would be calculated based on an additional multiplier of 1.0, for a total multiplier of 4.0, and if actual DEPS exceeded target DEPS by an additional 12 percent, the bonus amount would be calculated based on an additional multiplier of 2.0, for a total multiplier of 5.0. These calculations of individual amounts for each Named Executive may be adjusted upwards or downwards at the discretion of the Compensation Committee, subject to the $3 million maximum for the CEO and the $2.5 million maximum for the other Named Executives.

Landstar System, Inc. 2026 Proxy Statement  41

Compensation Discussion and Analysis

Relationship of DEPS Performance and ICP Multiplier Under the ICP

5
4
3
2
1
ICP Multiplier
Rate of required increase in DEPS above Target is over double the rate of required increase as between Threshold and Target.
Threshold
Threshold +3%
Threshold +6% (Target)
Target + 6%
Target + 12%
DEPS Performance Under the ICP

For example, in a hypothetical year, (i) if threshold DEPS was $5.00, the amount of DEPS required to achieve an ICP multiplier of 3.0 (target DEPS) would be 6% greater than $5.00, or $5.30, and (ii) based on target DEPS of $5.30, the amount of DEPS required to achieve an ICP multiplier of 4.0 would be 6% greater than $5.30, or $5.62. Following from that hypothetical under the financial goals incentive portion of the ICP, if actual DEPS in such year was:

•	$5.00, each Named Executive would be entitled to a one-time DEPS bonus payment, calculated by multiplying each such Named Executive’s base salary by such Named Executive’s PPP, multiplied by 70%.

•

$5.15, each Named Executive would be entitled to a DEPS bonus payment calculated by multiplying each such Named Executive’s base salary by such Named Executive’s PPP, multiplied by 70%, multiplied by 2.0.

•

$5.30, each Named Executive would be entitled to a DEPS bonus payment calculated by multiplying each such Named Executive’s base salary by such Named Executive’s PPP, multiplied by 70%, multiplied by 3.0.

•

$5.62, each Named Executive would be entitled to a DEPS bonus payment calculated by multiplying each such Named Executive’s base salary by such Named Executive’s PPP, multiplied by 70%, multiplied by 4.0.

•

$5.94 each Named Executive would be entitled to a DEPS bonus payment calculated by multiplying each such Named Executive’s base salary by such Named Executive’s PPP, multiplied by 70%, multiplied by 5.0.

In the event the ICP multiplier exceeded 1.0, a Named Executive’s bonus payment under the strategic goals incentive portion of the ICP would be adjusted in the same manner and based on the same performance multiplier as additional bonus amounts payable under the financial goals incentive portion of the ICP, subject to the Compensation Committee’s evaluation of performance against the strategic goals.

Stock-based Awards

Under the Company’s Employee Equity Plan, stock-based awards may be granted to the Company’s Named Executives and certain other key employees. The Compensation Committee determines the type and number of stock-based awards to be granted to a Named Executive based on such Named Executive’s job responsibilities, the individual performance evaluation of such Named Executive and overall Company performance. Stock-based awards are typically granted to Named Executives once a year.

42  Landstar System, Inc. 2026 Proxy Statement

Compensation Discussion and Analysis

The Compensation Committee believes that restricted stock, restricted stock units (the “RSUs”) and other forms of stock-based awards that may be granted under the Employee Equity Plan are effective methods that may be used as part of the Company’s long-term compensation program. Over each of the past five years, the Compensation Committee approved to Named Executives on an annual basis the grant of performance related stock awards in the form of RSUs (the “Performance-Based Regular RSU Awards”) and time-based restricted stock awards (the “Regular Restricted Stock Awards”). During the past five years, the Compensation Committee has also approved non-recurring grants of restricted stock (the “Special Restricted Stock Awards”) primarily as a retention tool in connection with the hiring or promotion of certain specific individuals. No Special Restricted Stock Awards were granted to a Named Executive in 2025.

Performance-Based Regular RSU Awards

For the Performance-Based Regular RSU Awards, each RSU represents the contractual right to receive up to two shares of Common Stock (subject to adjustment as provided in the Employee Equity Plan) when the award becomes vested. Vesting occurs within a five-year period beginning on the third anniversary of the grant date, with the number of Performance-Based Regular RSU Awards that vest each year following such anniversary determined by (a) multiplying the number of RSUs credited to the Named Executive as of the applicable vesting date by (b) the Performance Multiple derived from the chart below, and (c) subtracting therefrom the number of RSUs that have previously vested; provided that, in no event, may the aggregate number of RSUs that become vested exceed 200% of the RSUs credited to the Named Executive under the applicable grant.

For purposes of the Performance-Based Regular RSU Awards, the determination of the Performance Multiple is based on the achievement of the applicable Performance Hurdle. The Performance Hurdle means the average of the percentage change (positive or negative) in operating income and pre-tax income per diluted share, in each case from continuing operations, from the most recently completed fiscal year as compared to the results from continuing operations for the base year, and is as set forth in the chart below, with linear interpolation between Performance Hurdles:

Pre-tax income per diluted share rather than an after-tax financial earnings metric is used as part of the Performance Hurdle because it is a financial metric that will not be impacted by changes to applicable tax rates, and, in particular, any future changes to the federal corporate tax rate, during the performance period of the applicable RSU. With respect to the 2021 Performance-Based Regular RSU Awards only, the Compensation Committee adjusted the Performance Hurdle to reflect the add back of non-cash impairment charges of approximately $2.6 million recorded in the Company’s 2020 fiscal year related to certain assets, primarily customer contract and related customer relationship intangible assets, held by the Company’s Mexican subsidiaries.

No dividends are paid on the Performance-Based Regular RSU Awards and Performance-Based Regular RSU Awards have no voting rights. However, dividend equivalents are credited to the Named Executive with respect to the Performance-Based Regular RSU Awards each time that a dividend is paid on the Company’s Common Stock. The aggregate amount of such dividend equivalents so credited in respect of each such dividend are equal to the dividend paid on a share of Common Stock multiplied by, respectively, the number of outstanding 2021, 2022, 2023, 2024 and 2025 Performance-Based Regular RSU Awards credited to the Named Executive on the dividend record date. The dividend equivalents are converted into additional 2021, 2022, 2023, 2024 and 2025 Performance-Based Regular RSU Awards credited to the Named Executive on the dividend payment date based upon the fair market value of a share of Common Stock on such date.

The Compensation Committee has designed the manner in which Performance-Based Regular RSU Awards are deemed to be earned to reflect the level of performance that the Compensation Committee expects to be achieved, with an increasing percentage of the Performance-Based Regular RSU Awards earned based on an increasing level of positive average change in operating income and pre-tax income per diluted share during the five year performance period. Accordingly, no portion of the award is earned if there is no positive change based on the applicable calculation, 100% of the number of units credited is earned if the “target” level of positive increase is achieved, and a maximum of 200% of the number of units credited is earned if the “maximum” level of positive increase is achieved, with interpolation between these levels of

Landstar System, Inc. 2026 Proxy Statement  43

Compensation Discussion and Analysis

performance. The Compensation Committee believes the use of a “target” and “maximum” sets expectations associated with these awards both internally to employee recipients as well as to stockholders and other third parties to help them understand the derivation of the value attributed by the Company to these awards at the time of grant. The Compensation Committee further believes that the manner in which these awards are deemed to be earned emphasizes to employee recipients and investors that the expectation at the time of grant is that the employee recipients would need to perform at a high level in order for the Company’s performance to reach the targeted level of operating income and pre-tax income per diluted share for the employees to earn the “target” number of units during the term of the award, and, moreover, that superior performance by the Company is required for the employee recipients to earn the “maximum” performance-based award. With respect to each of these Performance-Based Regular RSU Awards, the number of RSUs that vest is determined on the third, fourth and fifth anniversary from the date of grant. The Compensation Committee believes a vesting schedule of no less than three, and up to five, years in duration from the date of grant is consistent with the long-term performance goals these awards are intended to reward.

The Compensation Committee has established post-vesting holding period requirements with respect to shares of Common Stock received upon vesting of Performance-Based Regular RSU Awards. Each Named Executive is subject to a one-year post-vesting holding requirement with respect to the shares received upon settlement of Performance-Based Regular RSU Awards, net of any applicable withholding obligations in connection with such settlement.

The Performance-Based Regular RSU Awards are intended to be annual, recurring grants, subject to the discretion of the Compensation Committee, that the Compensation Committee believes will be the principal long-term performance-based compensation vehicle through which the Named Executives will be granted additional equity in the Company, along with, to a lesser extent, grants of restricted stock. The Compensation Committee believes that growth in operating income and pre-tax income per diluted share are key financial measures reflecting the long-term growth of the enterprise. The Compensation Committee also believes that the Company would have to achieve superior financial performance in order for a Named Executive to vest at the maximum level with respect to a Regular RSU Award granted in 2025. For example, in order for a Named Executive to vest at the maximum level with respect to a Regular RSU Award granted in 2025, the Company would need to achieve in 2027, 2028 or 2029, an average of a 100% increase in operating income and pre-tax earnings per diluted share compared to those achieved in fiscal year 2024.

The Company believes that the granting of stock-based awards in the form of RSUs and restricted stock is designed to encourage the creation of long-term stockholder value as the number of RSUs that vest is dependent upon growth in the Company’s operating income and pre-tax income per diluted share and their value varies directly with the Company’s stock price and the benefit realized from restricted stock varies directly with the Company’s stock price. Further, the Compensation Committee believes that the Company’s use of stock-based awards is key as a retention tool, as the continued employment of the Named Executives is an important factor relating to the Company’s strategic execution and growth.

44  Landstar System, Inc. 2026 Proxy Statement

Compensation Discussion and Analysis

2025 COMPENSATION DECISIONS AND OUTCOMES

Base Salaries

As previously disclosed in the Company’s 2025 Proxy Statement, as of January 1, 2025, the Compensation Committee approved an increase in the base salary of Mr. Coro to $400,000 per year and of Mr. Kneller to $425,000 per year. There were no other changes to Named Executive salaries in 2025.

Effective January 1, 2026, the Compensation Committee approved an increase in the base salary of Mr. Miller to $350,000 per year.

Performance-Based Compensation

Annual Incentive Compensation Program

For 2025, payouts under the ICP were limited to payments under the Strategic Goals Incentive portion of the ICP because, as further described below, while certain 2025 strategic goals were met, “threshold” levels of DEPS for 2025 were not attained. Had the ICP not been modified for 2025 to include the Strategic Goals Incentive portion, there would have been no bonus payouts generated for any Named Executives with respect to the Company’s 2025 fiscal year, as was the outcome with respect to each of 2023 and 2024, as “threshold” levels of DEPS were also not attained by the Company in either year, and as a result, no bonus payouts were generated for any Named Executives with respect to either the Company’s 2023 or 2024 fiscal year. The Compensation Committee believes that payments of bonuses to the Named Executives under the Strategic Goals Incentive portion of the ICP were appropriate in recognition of the significant number of the Company’s strategic goals achieved in 2025 and the potential impact of these efforts with respect to the positioning of the Company for future growth.

ICP – Strategic Goals Incentive Portion

The Company achieved approximately 90% of its 2025 strategic goals approved under the ICP. This performance, after taking into account incentive weighting based on the “Five Points of the Star” framework, resulted in the funding of 87.7% of the target strategic goals bonus pool. The initial allocation for each Named Executive with respect to this Strategic Goals bonus was determined based on 30% of the Named Executive’s one-time bonus payout amount multiplied by the 87.7% strategic goals bonus pool funding percentage. The Compensation Committee then reviewed each Named Executive’s strategic goals bonus allocation for potential adjustment, up or down, based on that Named Executive’s strategic contribution to the Company in 2025. As a result of this process, the strategic goals bonus of each of Mr. Coro and Mr. Miller were slightly increased, and Mr. Todd’s strategic goals bonus was slightly decreased, as reflected in the “Non-Equity Incentive Plan Compensation” column included in the Summary Compensation Table set forth below under “Compensation of Named Executives – Summary Compensation Table”.

ICP – DEPS Incentive Portion

The “threshold” amount of DEPS under the ICP with respect to the 2025 fiscal year was $5.61, and the “target” diluted earnings per share was set at $5.95. DEPS for the 2025 fiscal year was $3.31, lower than “threshold” DEPS by 41.0%, or $2.30 per share, and was lower than “target” DEPS by 44.4%, or $2.64 per share. As further described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the 2025 fiscal year, filed with the SEC on February 23, 2026, basic and diluted earnings per share during fiscal year 2025 was unfavorably impacted by $0.71 related to impairment charges of intangible and other assets, as further described therein. As the threshold amount of DEPS under the ICP with respect to the 2025 fiscal year was not achieved, no payments were made to any of the Named Executives under the DEPS portion of the ICP for the 2025 fiscal year.

Inclusive of fiscal year 2025, the Company has achieved the “threshold” amount of DEPS in two of the five preceding fiscal years and four of the preceding ten fiscal years. Inclusive of fiscal year 2025, the Company has achieved the “target” amount of DEPS in two of the five preceding fiscal years and four of the preceding ten fiscal years.

Landstar System, Inc. 2026 Proxy Statement  45

Compensation Discussion and Analysis

Stock-based Awards – Performance-Based Regular RSU Awards in Fiscal Years 2021, 2022, 2023, 2024 and 2025

During fiscal years 2021, 2022, 2023, 2024 and 2025, the Company granted Performance-Based Regular RSU Awards to Named Executives. The number of RSUs that vest under each Regular RSU Award is determined on the third, fourth and fifth anniversary from the date of grant. The following table sets forth the number of RSUs granted to each Named Executive by grant date.

	Grant Date of Performance-Based Regular RSU Award
	January 29, 2021	January 28, 2022	February 3, 2023	February 2, 2024	January 31, 2025

Frank A. Lonegro (1)	—	—	—	10,594	12,101

James P. Todd (2)	709	656	2,773	2,648	3,025

Michael K. Kneller	3,546	4,921	4,159	3,972	4,538

Ricardo S. Coro	3,546	3,281	2,773	2,648	3,025

Matthew Miller (3)	709	656	554	529	2,117

(1)

Mr. Lonegro became President and Chief Executive Officer of the Company effective February 2, 2024. The Compensation Committee awarded Mr. Lonegro larger RSU grants in recognition of the broader responsibilities of Mr. Lonegro as President and Chief Executive Officer of the Company.

(2)

Mr. Todd received a smaller grant than the other Named Executives for the RSU grants on January 29, 2021, and January 28, 2022, as he was not an executive officer of the Company at the time of these grants.

(3)

Mr. Miller received a smaller grant than the other Named Executives for the RSU grants on January 29, 2021, January 28, 2022, February 3, 2023, and February 2, 2024, as he was not an executive officer of the Company at the time of these grants.

The following chart sets forth the vesting of historical Performance-Based Regular RSU Awards through December 27, 2025, with vesting percentages presented as a percentage of Target.

	Grant year
Vest year	2020	2021	2022	2023	2024	2025

2022	*	*	*	n/a	n/a	n/a

2023	199.4%	*	*	*	n/a	n/a

2024	0.0%	83.4%	*	*	*	n/a

2025	0.0%	0.0%	0.0%	*	*	*

*	RSUs not yet eligible to vest, as the third anniversary of the grant date had not yet occurred as of the fiscal year-end date of the applicable vest year.

Stock-based Awards – Regular Restricted Stock Awards

During fiscal years 2022, 2023, 2024 and 2025, the Company granted Regular Restricted Stock Awards to Named Executives. Shares granted under each Regular Restricted Stock Award vest in three equal annual installments on the first, second and third anniversary of the date of grant. The following table sets forth the number of shares of restricted stock granted to each Named Executive by grant date.

	Grant Date of Regular Restricted Stock Award
	January 28, 2022	February 3, 2023	February 2, 2024	January 31, 2025

Frank A. Lonegro (1)	—	—	5,297	6,050

James P. Todd (2)	328	1,386	1,324	1,512

Michael K. Kneller	1,640	1,386	1,324	1,512

Ricardo S. Coro	1,640	1,386	1,324	1,512

Matthew Miller (3)	328	277	264	1,058

(1)	The Compensation Committee awarded Mr. Lonegro larger restricted stock grants in recognition of the broader responsibilities of Mr. Lonegro as President and Chief Executive Officer of the Company.

(2)	Mr. Todd received a smaller restricted stock grant than the other Named Executives for the grant on January 28, 2022, as he was not an executive officer of the Company at the time of this grant.

46  Landstar System, Inc. 2026 Proxy Statement

Compensation Discussion and Analysis

(3)

Mr. Miller received a smaller restricted stock grant than the other Named Executives for the grants on January 28, 2022, February 3, 2023, and February 2, 2024, as he was not an executive officer of the Company at the time of these grants.

The Compensation Committee believes that whereas the Performance-Based Regular RSU Awards are designed to incentivize the attainment of specific financial goals over a multi-year period (as well as rewarding for stock price appreciation), the Regular Restricted Stock Awards serve as a retention tool as they retain value during periods of adverse market volatility while also rewarding for stock price appreciation over time. The Compensation Committee believes that these two equity vehicles when used in conjunction with each other serve to reward long-term financial performance and stock price appreciation while also providing a retention-based benefit for the Named Executive in the event of market and/or economic turbulence. In determining the amount of the Performance-Based Regular RSU Awards and the Regular Restricted Stock Awards for each Named Executive, the Compensation Committee considered the full equity compensation component of each Named Executive’s annual compensation and allocated such component between Performance-Based Regular RSU Awards and Regular Restricted Stock Awards.

Stock-based Awards – Special Restricted Stock Awards

On January 29, 2021, the Compensation Committee awarded 1,773 shares of restricted stock to Mr. Todd that vest in three equal annual installments on January 31 of 2024, 2025 and 2026. The Compensation Committee awarded Mr. Todd this non-recurring grant as a special retention award and in connection with his appointment as principal accounting officer.

On March 15, 2022, the Compensation Committee awarded 1,639 shares of restricted stock to Mr. Miller that vest in three equal annual installments on March 15 of 2025, 2026 and 2027. The Compensation Committee awarded Mr. Miller this non-recurring grant as a special retention award.

On February 2, 2024, the Compensation Committee awarded 10,594 shares of restricted stock to Mr. Lonegro that vest in two equal annual installments on February 2 of 2025 and 2026. The Compensation Committee awarded Mr. Lonegro this non-recurring grant as a sign-on bonus upon his hiring as President and Chief Executive Officer.

Stock-based Awards – Grants of TSR-based RSU Awards to Mr. Lonegro

On February 2, 2024, the Company and Mr. Lonegro entered into an agreement granting Mr. Lonegro 52,971 RSUs on an exceptional and non-recurring basis that vest based on a market condition (the “2024 Sign-On TSR RSU Award”) and a separate agreement granting Mr. Lonegro 5,297 RSUs that vest based on a market condition (the “2024 Regular TSR RSU Award”) (together the “2024 TSR RSU Awards”). The smaller grant was in satisfaction of a provision of the Lonegro Letter Agreement providing for annual grants of such TSR RSU awards with a grant date fair value of $1 million (the “Annual TSR RSU Grant”). The fair value of these RSU awards was determined at the time of grant based on the expected achievement of the market condition.

On January 31, 2025, in satisfaction of the Annual TSR RSU Grant, the Company granted 6,050 RSUs to Mr. Lonegro that vest based on a market condition (collectively with the 2024 TSR RSU Awards, the “TSR RSU Awards”). The fair value of this RSU award was determined at the time of grant based on the expected achievement of the market condition.

The TSR RSU Awards may vest based on achievement in a measurement year, as applicable, of a TSR CAGR of 9% relative to the base year (the “Target TSR CAGR”), to be measured annually starting after the sixth anniversary of the grant date and concluding after the tenth anniversary of the grant date. The TSR CAGR over the applicable vesting period is determined by comparing TSR as of the date of the applicable grant with TSR as of the applicable measurement date, in each case using a sixty-day measurement period, other than in the event of a change in control. In the event of a change in control of the Company occurring at any time, the RSUs will vest based on achievement of a stock price that equals 125% of the stock price that achieves the TSR CAGR of 9%. In addition, if any dividends are paid by the Company during the vesting period, dividend equivalents will be credited to Mr. Lonegro under the applicable award as additional RSUs that are eligible to vest based on the achievement of the TSR CAGR of the underlying RSUs to which such dividend equivalents relate. Any RSUs that vest will be settled in shares of Common Stock as soon as practicable after the applicable vesting date.

Mr. Lonegro’s right to receive shares underlying the TSR RSU Awards is generally conditioned upon his continued employment through the applicable vesting dates. In the event of the termination of employment of Mr. Lonegro due to death or “disability” prior to the third anniversary of the applicable grant date, no vesting would occur. In the event of the termination of employment of Mr. Lonegro due to death or “disability” after the third anniversary of the applicable grant date, a measurement date would occur on the date of termination of employment and RSUs would be eligible to vest at a pro rata amount if the applicable Target TSR CAGR was achieved.

Landstar System, Inc. 2026 Proxy Statement  47

Compensation Discussion and Analysis

There are several reasons why the Compensation Committee believes the nature and terms of these grants of TSR RSU Awards to Mr. Lonegro, on the one hand, as opposed to the Performance-Based Regular RSU Awards (including those to Mr. Lonegro), on the other, are appropriate. The TSR RSU Awards, primarily consisting of the 2024 Sign-On TSR RSU Award to Mr. Lonegro made upon Mr. Lonegro’s hire as the Company’s new President and Chief Executive Officer, are intended to tie the amount of future vesting directly to the Company’s TSR over the vesting period, using growth in TSR over a longer term period from the date of grant, as compared to the vesting periods associated with the Performance-Based Regular RSU Awards, as an additional means to measure the performance of the Chief Executive Officer of the Company. For additional discussion relating to the TSR RSU Awards to Mr. Lonegro, see above under “Letter from the Chairman of Compensation Committee”, “CEO Transition Process and the Hiring of Mr. Lonegro” and “Letter Agreement with Mr. Lonegro”.

48  Landstar System, Inc. 2026 Proxy Statement

Compensation Discussion and Analysis

CHANGES TO PERFORMANCE-BASED COMPENSATION PROGRAMS FOR 2026

As discussed above in the letter to stockholders from the Chairman of the Company’s Compensation Committee of the Board, the Company implemented several changes to its performance-based compensation programs in response to stockholder feedback received during the Company’s stockholder engagement efforts as well as in connection with advice and input from a newly engaged independent compensation consultant, FW Cook (more information on our engagement of FW Cook is described below under “Compensation Consultants”). These modifications to the short-term and long-term incentive compensation programs, include:

•

Updated Annual Incentive Compensation Plan Design. For fiscal 2026, we updated the financial measure used in our annual cash incentive compensation plan from DEPS to operating income, to better align Named Executive short-term incentive compensation with other employees of the Company and to better reflect the elements of financial performance where the Named Executives have significant influence.

•

Updated Annual Incentive Compensation Plan Performance Thresholds. For our fiscal 2026 annual cash incentive plan design, we updated the threshold and target performance levels required for the funding and payout under our short-term incentive compensation plan, such that if operating income is more than 5% below budgeted operating income in fiscal 2026, then there will be no funding or payout pursuant to the cash incentive plan. For fiscal year 2025, the “threshold” amount of DEPS under the ICP referred to the amount of DEPS that would be required to achieve DEPS and give effect to a “one-time incentive payment”. For fiscal year 2026, the “threshold” amount of operating income under the ICP refers to 95% of the Company’s 2026 budgeted operating income, and the “target” amount of operating income under the ICP refers to the amount of operating income that would be required to achieve budgeted operating income and give effect to a “one-time incentive payment”.

•

Updated Performance Stock Unit Performance Measure. For fiscal 2026, we updated the financial measure used in our Performance-Based Regular RSU Awards to DEPS, from an average based on the percentage changes in operating income and pre-tax income per diluted share. We believe this change aligns the interests of recipients of these awards with our stockholders given the historical relationship between the Company’s DEPS performance and stockholder returns, while also simplifying the vesting formula and disclosure relating to these awards.

•

Updated Performance Stock Unit Performance Hurdle. For fiscal 2026, in conjunction with the change in the performance measure used to determine vesting, we also updated the applicable Performance Hurdle. For Performance-Based Regular RSU Awards granted in 2026, the Performance Hurdle means the positive percentage change in DEPS from continuing operations, from the most recently completed fiscal year as compared to the results from continuing operations for the base year (as may be adjusted for certain discrete items), and is as set forth in the chart below, with linear interpolation between Performance Hurdles:

The changes in the financial measure and Performance Hurdle used in our Performance-Based Regular RSU Awards are, together, intended to better reflect prevailing market conditions amongst our publicly-traded freight transportation peers, and more generally, in the broader freight transportation sector.

Landstar System, Inc. 2026 Proxy Statement  49

Compensation, Discussion and Analysis

COMPENSATION POLICIES AND PRACTICES
Statement On Potential Risks Arising from the Company’s Compensation Policies and Practices
The Compensation Committee has considered the potential risks arising from the Company’s compensation policies and practices for all employees and does not believe the risks from those compensation policies and practices are reasonably likely to have a material adverse effect on the Company.
Peer Group
During 2025, the Compensation Committee used the services of FW Cook and Compensation Strategies, Inc. to assist it for purposes of benchmarking executive compensation against a peer group consisting of 15 other transportation and logistics companies. This peer group consisted of:

ArcBest Corporation	Kirby Corporation	RXO, Inc.

C.H. Robinson Worldwide, Inc.	Knight-Swift Transportation Holdings, Inc.	Saia, Inc.

Expeditors International of Washington, Inc.	Matson, Inc.	Schneider National Inc.

Hub Group, Inc.	Old Dominion Freight Line, Inc.	Werner Enterprises, Inc.

J.B. Hunt Transport Services, Inc.	Ryder System, Inc.	XPO, Inc.
In determining an appropriate peer group for purposes of benchmarking executive compensation in 2025, the Compensation Committee took into account various factors, including business model, company size and scale, and competitive relevance (e.g., for talent and investors). Based on these factors, the following companies were added to the peer group in 2025:

•	Expeditors International of Washington, Inc.;

•	Kirby Corporation;

•	RXO, Inc.; and

•	XPO, Inc.
For purposes of 2025 relative to 2024 and 2023, the following companies were removed from the peer group:

•	Daseke, Inc., which was acquired in 2024;

•	Forward Air Corporation, which had an equity market capitalization under $1 billion and has been exploring various strategic alternatives;

•	Universal Logistics Services, Inc., which had an equity market capitalization under $1 billion; and

•	Yellow Corporation, which filed for bankruptcy in August 2023.
Compensation Consultants
The Compensation Committee has the authority to hire and negotiate the terms of compensation for its advisers, including compensation consultants.
Subsequent to the 2025 Annual Meeting, the Company engaged the services of FW Cook to assist it in a comprehensive “deep dive” assessment of the Company’s short-term and long-term incentive plan program designs for the executive leadership team.
The Compensation Committee used the services of Compensation Strategies, Inc. in early 2025 to assist it in performing a review of Director compensation, the Company’s peer group for purposes of benchmarking its executive compensation practices, and equity compensation for the executive leadership team (other than the Chief Executive Officer). The Compensation Committee used the services of Compensation Strategies, Inc.in 2024 to assist it in designing and structuring a long-term incentive award in connection with a sign-on
equity grant for Mr. Lonegro.

50  Landstar System, Inc. 2026 Proxy Statement

Compensation, Discussion and Analysis

In prior years, the Compensation Committee used the services of Compensation Strategies, Inc. (i) to benchmark the Company’s executive compensation program, including base salary, annual incentive compensation and long-term incentive compensation, in comparison to an appropriate peer group of other transportation and logistics companies, (ii) to benchmark Director compensation, (iii) to review the Company’s compensation philosophy and the structure and various design features of each component of the executive compensation program, and (iv) to review the Company’s equity ownership guidelines for its Directors and Named Executives.
The Compensation Committee determined that neither the work of FW Cook nor Compensation Strategies raised any conflicts of interest taking into consideration the independence factors enumerated in Rule
10C-1(b)
of the Exchange Act. No member of the Compensation Committee or any Named Executive has any affiliation with either firm.
In 2024, the Company paid $5,275 in fees to Compensation Strategies, Inc. with respect to its assistance in connection with a long-term incentive award for Mr. Lonegro.
In 2025, the Company paid $105,173 in fees to FW Cook with respect to its review of the Company’s executive incentive compensation arrangements and $29,850 to Compensation Strategies with respect to its review of Director compensation, the Company’s peer group and management equity compensation.
Clawback Rights
On August 10, 2023, the Board adopted a new clawback policy (the “Clawback Policy”) that provides for the recovery of certain “Incentive-Based Compensation” (as defined in the Clawback Policy) in the event of an “Accounting Restatement” (as defined in the Clawback Policy). The Clawback Policy is designed to comply with and be interpreted to be consistent with Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule
10D-1
promulgated under the Exchange Act and Nasdaq Listing Rule 5608.
Effective October 1, 2023, the Clawback Policy requires that in the event the Company is required to prepare an Accounting Restatement, the Company shall promptly recoup the amount of any “Erroneously Awarded Compensation” (as defined in the Clawback Policy) received by any Named Executive during the three completed fiscal years immediately preceding the date on which the Company is required to prepare such Accounting Restatement within or immediately following those three completed fiscal years. The amount of Erroneously Awarded Compensation subject to recovery under the Clawback Policy, as determined by the Board, is the amount of Incentive-Based Compensation received by the Named Executive that exceeds the amount of Incentive-Based Compensation that would have been received by the Named Executive had it been determined based on the restated amounts. Amounts paid to a Named Executive under the Company’s annual ICP and amounts received by a Named Executive upon vesting of Performance-Based Regular RSU Awards or
TSR-based
RSU Awards granted to a Named Executive under the Employee Equity Plan are considered Incentive-Based Compensation subject to the Clawback Policy.
Equity Ownership Guidelines
The Company believes that equity interests held by management help to align the interests of stockholders and management and maximizes stockholder returns over the long term. To that end, the Compensation Committee has established equity ownership guidelines for each Named Executive based on a multiple of the annual salary of such Named Executive. These guidelines recommend that the Chief Executive Officer of the Company beneficially own equity value in the Company’s Common Stock of no less than seven times the annual salary of such Chief Executive Officer and that each of the other Named Executives of the Company beneficially own equity value in the Company’s Common Stock of no less than four times the annual salary of such Named Executive, in each case to be achieved within five years of an individual’s initial appointment as a Named Executive. For purposes of these equity ownership guidelines, equity value in the Company’s Common Stock includes: (1) the value of shares of Common Stock beneficially owned by the Named Executive, plus (2) the value of outstanding restricted shares of Common Stock, either vested or unvested, beneficially owned by the Named Executive. No value is attributed to any unvested RSUs issued to a Named Executive for purposes of compliance with these equity ownership guidelines. On the basis of these criteria, each currently employed Named Executive who has served at least five years as a Named Executive is in compliance with these equity ownership guidelines. In the event a Named Executive is not in compliance with these equity ownership guidelines, the Named Executive is expected to hold no less than 50% of the after-tax
number of shares of Common Stock received upon vesting of restricted stock units until compliance with these equity ownership guidelines is achieved.

Landstar System, Inc. 2026 Proxy Statement  51

Compensation, Discussion and Analysis

Policy Regarding Hedging and Pledging of Company Stock
The Company’s Insider Trading Policy prohibits the hedging and pledging of Common Stock by certain members of the Company’s leadership, including all Named Executives, under any circumstances, and prohibits all employees of the Company from entering into or trading any exchange-traded security which is a derivative of the Common Stock of the Company.
Deferred Compensation
The Company maintains an Internal Revenue Service Code Section 401(k) Savings Plan (the “401(k) Plan”) for all eligible employees. The Company maintains a Supplemental Executive Retirement Plan (the “SERP”) for all officers, including the Named Executives, of the Company and its subsidiaries. The SERP is designed to provide officers with the option to receive the benefits that are offered under the Company’s 401(k) Plan (tax deferred investment of a certain percentage of the executive’s salary and/or bonus and a Company matching contribution on a certain portion of the executive’s contribution) on the portion of the executive’s salary that is not eligible to be included under the Company’s 401(k) Plan, because it is above the various limitations established in the Internal Revenue Code. Except for the elimination of the maximum salary limitations, the benefits and the investment options of the SERP are the same as the 401(k) Plan. Messrs. Lonegro, Kneller and Todd have elected to participate in the SERP.
Key Executive Employment Protection Agreements
The Board has approved the execution of Key Executive Employment Protection Agreements for each of the Named Executives to assure that each of these officers will have a minimum level of personal financial security in the context of a change in control transaction to avoid undue distraction due to the risks of job security and to enable such officer to act in the best interests of stockholders without being influenced by such officer’s economic interests. Each agreement provides certain severance benefits in the event of a change in control of the Company. Generally, (i) if on or before the second anniversary of a “change in control” (x) the Company terminates the covered executive’s employment for any reason other than for “cause” or “disability” or (y) the covered executive voluntarily terminates his employment for “good reason” or (ii) if the covered executive’s employment is terminated by the Company for any reason other than death, “disability” or “cause” or by the covered executive for “good reason” after the execution of a definitive agreement with respect to a change in control transaction but prior to the consummation thereof, and the transaction contemplated by such definitive agreement is subsequently consummated, such executive will be entitled to severance benefits consisting of a lump sum cash amount equal to a multiple of the sum of (A) the executive’s annual base salary and (B) the amount that would have been payable to the executive as an annual “threshold” incentive compensation bonus for the year in which the change in control occurs, determined by multiplying his annual base salary by his total “participant percentage participation” established for such year under the ICP. The applicable multiples are: two times for Messrs. Coro, Kneller, Lonegro and Todd and one time for Mr. Miller. Severance multiples for Named Executives were established based on their position and the potential impact to their continued employment in the event of a change in control and to remain competitive within our industry. Each agreement also provides the covered executive with a pro rata payout of the “threshold” annual bonus amount for the year of employment termination of such covered executive and for continuation of medical benefits for up to one year from the date of employment termination.
The Company believes that the terms of our Key Executive Employment Protection Agreements are consistent with market practice and assist us in retaining the services of our Named Executives.
Other Benefits and Arrangements
The Company provides the Named Executives with certain other benefits and arrangements that the Company believes are reasonable and consistent with its overall compensation program to enable the Company to continue to attract and maintain highly qualified individuals in key positions. The Company pays the premium associated with term life insurance policies for all its employees including each of the Named Executives. The dollar value paid by the Company on behalf of each of the Named Executives with respect to these policies is included in the Summary Compensation Table below. The Board has approved and the Company has entered into indemnification agreements with each of the Named Executives providing each such Named Executive with a contractual obligation from the Company to indemnify such individual in connection with such individual’s service as an employee of the Company (and in the case of Mr. Lonegro, his service as a member of the Board) to the fullest extent permitted by applicable law. The Company retains discretion to provide Named Executives with the use of certain equipment in connection with their job responsibilities, including smart phone and other computer and communications equipment and maintenance of connectivity for such equipment in the Named Executive’s home.

52  Landstar System, Inc. 2026 Proxy Statement

Compensation, Discussion and Analysis

Timing of Equity Grants
The Company’s practice has been to issue annual equity awards on the second business day immediately following the release of earnings for the fourth quarter of the just completed fiscal year. For example, the Company released its 2024 fourth quarter earnings on Wednesday, January 29, 2025, and subsequently granted equity awards on Friday January 31, 2025. The Company typically grants equity awards to newly hired and promoted executive officers on such executive officer’s first day of employment or upon the effective date of such executive officer’s promotion, as applicable.
Tax Considerations
Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1,000,000 in any taxable year to any person who is a “covered employee” under this rule. The term “covered employee” includes any person who is or was a named executive officer of the Company under the proxy disclosure rules in any year after 2016. Accordingly, to the extent that compensation in excess of $1 million is payable to any such person, it is likely that the excess amount will not be deductible by the Company or its subsidiaries for federal income tax purposes.
The Compensation Committee’s philosophy strongly emphasizes performance-based compensation, which had historically minimized the consequences of the Section 162(m) limit on deductibility. The Company believes that tax deductibility of compensation is an important factor, but not the sole factor, to be considered in setting executive compensation policy, and in light of the changes to Section 162(m), the Compensation Committee has authorized, and is expected to continue to authorize, payments that are not deductible for federal income tax purposes when the Compensation Committee believes that such payments are appropriate to attract, retain and incentivize executive talent.

Landstar System, Inc. 2026 Proxy Statement  53

Compensation, Discussion and Analysis

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

David G. Bannister, Chairman

Homaira Akbari

J. Barr Blanton

Melanie M. Hart

James L. Liang

Diana M. Murphy

Anthony J. Orlando

George P. Scanlon

Teresa L. White

54  Landstar System, Inc. 2026 Proxy Statement

Compensation of Named Executives

COMPENSATION OF NAMED EXECUTIVES

Summary Compensation Table. The following table summarizes the compensation paid to our Named Executives, including (i) the President and Chief Executive Officer, (ii) the Vice President and Chief Financial Officer; and (iii) the Company’s three most highly compensated Executive Officers other than the Chief Executive Officer and the Chief Financial Officer.

Summary Compensation Table

Name and Principal Occupation	Year	Salary (1) ($)	Bonus (2) ($)	Stock Awards (3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5) ($)	All Other Compensation (6) ($)	Total ($)

Frank A. Lonegro President and Chief Executive Officer	2025	800,000	—	3,473,049	210,000	3,444	88,394	4,574,887
	2024	730,303	800,000	11,395,182	—	797	448,123	13,374,405

James P. Todd Vice President and Chief Financial Officer	2025	375,000	—	714,834	47,000	62,181	28,715	1,227,730
	2024	375,000	—	714,842	—	56,637	30,533	1,177,012
	2023	340,000	—	714,830	—	53,584	36,394	1,144,808

Michael K. Kneller Vice President, General Counsel and Secretary	2025	425,000	—	947,384	67,000	36,920	27,553	1,503,857
	2024	400,000	—	947,290	—	32,586	22,066	1,401,942
	2023	400,000	—	947,220	—	37,585	26,219	1,411,024

Ricardo S. Coro Vice President and Chief Information Officer	2025	400,000	—	714,834	68,000	—	31,259	1,214,093
	2024	375,000	—	714,842	—	—	29,224	1,119,066
	2023	375,000	—	714,830	—	—	27,455	1,117,285

Matthew Miller Vice President and Chief Safety and Operations Officer	2025	300,000	—	500,241	52,094	—	21,886	874,221

(1)	Amounts shown include any salary deferred at the election of the Named Executive under the Landstar 401(k) Savings Plan and/or the SERP.

(2)	Represents a one-time cash bonus as compensation for forgoing a 2023 fiscal year bonus at Mr. Lonegro’s former employer.

(3)

Stock award amounts for 2025, 2024 and 2023 reflect the aggregate grant date fair value of Regular RSUs Awards and restricted stock computed in accordance with generally accepted accounting principles. Assumptions used in calculating the fair market value of such RSUs and restricted stock granted are disclosed in the footnotes to the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2025 filed with the SEC. Amounts shown are based upon the most probable outcome of the performance conditions for these stock awards. Assuming the highest level of performance is achieved, the maximum possible value of the stock awards granted to the named executive officers in 2025, using the grant date fair value, is: (i) $5,719,758 for Mr. Lonegro; (ii) $1,644,880 for Mr. Kneller; (iii) $1,179,780 for Messrs. Coro and Todd; and (iv) $825,626 for Mr. Miller. Assuming the highest level of performance is achieved, the maximum possible value of the stock awards granted to the named executive officers in 2024, using the grant date fair value, is: (i) $17,719,783 for Mr. Lonegro; (ii) $1,644,636 for Mr. Kneller; and (iii) $1,179,739 for Messrs. Coro and Todd. Assuming the highest level of performance is achieved, the maximum possible value of the stock awards granted to the named executive officers in 2023, using the grant date fair value, is: (i) $1,644,558 for Mr. Kneller; and (ii) $1,179,778 for Messrs. Coro and Todd.

(4)	These payments constitute payments under the ICP. Amounts in 2025 represent payments under the strategic goals incentive portion of the ICP.

(5)	Represents aggregate earnings during each fiscal year on investments held on behalf of the Named Executives under the SERP.

(6)

Amounts include contributions made by the Company under the Landstar 401(k) Savings Plan on behalf of the Named Executives, contributions made by the Company under the SERP on behalf of the Named Executives, Health Savings Account (HSA) contributions made by the Company for those Named Executives electing to participate in the Company’s high deductible medical plan, the dollar

Landstar System, Inc. 2026 Proxy Statement  55

Compensation of Named Executives

value of term life insurance premiums paid by the Company on behalf of the Named Executives, dividends paid on unvested restricted stock, and sign-on benefits paid by the Company in the following amounts:

	401(k)	SERP	HSA	Insurance Premiums	Dividends Paid on Unvested Restricted Stock	Sign-on Benefits (1)	Total

2025

Frank A. Lonegro	14,000	13,000	1,500	4,902	54,992	—	88,394

James P. Todd	14,000	—	1,500	756	12,459	—	28,715

Michael K. Kneller	13,800	—	1,500	2,208	10,045	—	27,553

Ricardo S. Coro	15,274	—	—	5,940	10,045	—	31,259

Matthew Miller	12,000	—	—	1,518	8,368	—	21,886

2024

Frank A. Lonegro	13,800	8,000	1,125	3,268	21,930	400,000	448,123

James P. Todd	16,400	—	1,500	756	11,877	—	30,533

Michael K. Kneller	8,500	—	1,500	2,070	9,996	—	22,066

Ricardo S. Coro	13,684	—	—	5,544	9,996	—	29,224

2023

James P. Todd	12,200	12,637	1,500	680	9,377	—	36,394

Michael K. Kneller	12,367	—	1,500	1,350	11,002	—	26,219

Ricardo S. Coro	12,841	—	—	3,612	11,002	—	27,455

(1)	Represents $400,000 for relocation benefits paid under and in accordance with the Lonegro Letter Agreement.

Grants of Plan-Based Awards. The following table illustrates the threshold, target and maximum amounts that could have been payable in respect of 2025 services under the ICP. The following table also sets forth the number of and information about stock-based awards granted in fiscal year 2025 to each of the Named Executives of the Company.

				Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of stock or units (#)	Grant date fair value of stock and option awards ($)	Fair market value on date of grant ($/Sh)
Name	Grant Date		Date of Compensation Committee Action	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Frank A. Lonegro	January 31, 2025	(1)	January 21, 2025				—	12,101	24,202		1,859,937	165.27
	January 31, 2025	(2)	January 21, 2025							6,050	999,884	165.27
	January 31, 2025	(3)	January 21, 2025					6,050			613,228	165.27
				800,000	2,400,000	3,000,000
James P. Todd	January 31, 2025	(1)	January 21, 2025				—	3,025	6,050		464,946	165.27
	January 31, 2025	(2)	January 21, 2025							1,512	249,888	165.27
				225,000	675,000	2,500,000
Michael K. Kneller	January 31, 2025	(1)	January 21, 2025				—	4,538	9,076		697,496	165.27
	January 31, 2025	(2)	January 21, 2025							1,512	249,888	165.27
				255,000	765,000	2,500,000
Ricardo S. Coro	January 31, 2025	(1)	January 21, 2025				—	3,025	6,050		464,946	165.27
	January 31, 2025	(2)	January 21, 2025							1,512	249,888	165.27
				240,000	720,000	2,500,000
Matthew Miller	January 31, 2025	(1)	January 21, 2025				—	2,117	4,234		325,385	165.27
	January 31, 2025	(2)	January 21, 2025							1,058	174,856	165.27
				180,000	540,000	2,500,000

(1)

Performance-Based Regular RSU Awards have five-year contractual lives and may vest on January 31 of 2028, 2029 and 2030 based on growth in operating income and pre-tax income per diluted share from continuing operations as compared to the results from the 2024 fiscal year. All

56  Landstar System, Inc. 2026 Proxy Statement

Compensation of Named Executives

unvested RSUs expire on March 1, 2030. The estimated future payouts under this award assume: (i) 200 percent of the number of units credited to the recipient under the granted award will vest at the maximum payout, (ii) 100 percent of the number of units credited to the recipient under the granted award will vest at the target and (iii) no awards are assumed to vest at the threshold. Amounts shown are based on the most probable outcome of the performance conditions for these stock awards. The grant date fair market value per share of this award was $165.27.

(2)	Shares of restricted stock vest over three years at a rate of 33 1/3% per year on each of January 31 of 2026, 2027 and 2028.

(3)

The 2025 TSR RSU Award may vest based on achievement in any measurement year of a TSR CAGR of 9% relative to the base year, to be measured annually starting after the sixth anniversary of the grant date and concluding after the tenth anniversary of the grant date. The TSR CAGR over the applicable vesting period is determined as of the beginning and end of each performance period using a sixty-day measurement period. The grant date fair market value per share of these awards was $101.36.

Stock Vested. The following table sets forth the number and value of all RSUs and restricted shares that vested during the 2025 fiscal year by each of the Named Executives.

	Stock Awards
Name	Number of shares acquired on vesting (#)	Value realized on vesting (1) ($)

Frank A. Lonegro	7,063	1,167,302

James P. Todd	1,604	265,093

Michael K. Kneller	1,449	239,476

Ricardo S. Coro	1,449	239,476

Matthew Miller	836	129,331

(1)

The value realized represents the fair market value of the shares of Common Stock on the vesting date. The fair market value was calculated based upon the average of the high and low sale prices per share of Common Stock as reported on NASDAQ on the respective vesting dates.

Outstanding Equity Awards at Fiscal Year End. The following table sets forth the outstanding equity awards held by the Named Executives at December 27, 2025 and corresponding market value based on the closing stock price of $146.02 on December 26, 2025.

Outstanding Equity Awards

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Frank A. Lonegro	14,878	(1)	2,172,486	89,307	(3)	13,040,608

James P. Todd	3,448	(2)	503,477	9,498	(3)	1,386,898

Michael K. Kneller	2,857	(2)	417,179	18,908	(3)	2,760,946

Ricardo S. Coro	2,857	(2)	417,179	12,808	(3)	1,870,224

Matthew Miller	2,420	(2)	353,368	4,071	(3)	594,447

(1)

For Mr. Lonegro, 5,297 shares of restricted stock that vest on February 2, 2026; 3,531 shares of restricted stock that vest over two years at a rate of 50% per year on each of January 31 of 2026 and 2027; and 6,050 shares of restricted stock vest over three years at a rate of 33 1/3% per year on each of January 31 of 2026, 2027 and 2028.

(2)

Shares of restricted stock vest over three years at a rate of 33 1/3% per year on each of January 31 of 2024, 2025 and 2026 for grants made in 2023; January 31 of 2025, 2026 and 2027 for grants made in 2024; and January 31 of 2026, 2027 and 2028 for grants made in 2025. Amounts reported in this column reflect only the unvested portion of each award outstanding after December 27, 2025.

(3)	For information regarding the vesting of RSUs, see “Compensation Discussion and Analysis – Performance Based Compensation – Stock-based Awards.”

Landstar System, Inc. 2026 Proxy Statement  57

Compensation of Named Executives

Nonqualified Deferred Compensation. The following table provides the contributions, earnings and balances under the SERP as of and for the fiscal year ended December 27, 2025 for the Named Executives:

Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

Frank A. Lonegro	24,000	13,000	3,444	—	68,241

James P. Todd	—	—	62,181	—	520,276

Michael K. Kneller	—	—	36,920	—	343,321

(1)	Registrant contributions are reported within All Other Compensation in the Summary Compensation Table for all years presented.

(2)	Aggregate earnings, excluding losses, are reported within the Change in Pension Value and Nonqualified Deferred Compensation Earnings within the Summary Compensation Table for all years presented.

Eligible employees can elect to make deferred contributions to the SERP, based on a percentage of their base salary and/or bonus, subject to certain limitations. To the extent the employee has achieved the maximum allowable matching contribution under the Landstar System, Inc. 401(k) Savings Plan (the “401(k) Plan”), the Company will contribute an amount equal to 100% of the first 3% of salary contributions and 50% of the next 2% of such salary contributions, subject to certain limitations. Interest, earnings or appreciation (less losses and depreciation) with respect to investment balances included in the employee’s SERP account balance are credited to the employee’s investment balance. Distributions under the SERP of individual account balances credited on or after January 1, 2005, and earnings thereon, are made following termination of employment as to form of payment (i.e., lump sum or annual installments) and time of payment (i.e., within 30 days following the six-month anniversary of the employee’s termination of employment or within 30 days of March 1 of the year following the year of termination from employment of the participant) elected by the participant for that year’s contributions prior to the start of each year of participation, and otherwise in accordance with the terms of the SERP. Investments in the SERP include primarily mutual funds and are valued using quoted market prices.

Potential Payment Upon Termination or Change in Control

The table below reflects the amount of compensation payable to each of the current Named Executives in the event of a qualifying termination of employment in connection with a change in control or possible change in control under the Key Executive Employment Protection Agreements, as further described in the “Compensation Discussion and Analysis” section of this Proxy Statement as of the end of the Company’s 2025 fiscal year. In addition, in accordance with the provisions of the Employee Equity Plan, all outstanding, non-vested restricted stock are subject to accelerated vesting upon a change in control of the Company. The intent of the potential acceleration of non-vested restricted stock in the event of a change in control is to enable the executive to vest in an award primarily intended as a retention tool that would otherwise have vested based solely on the passage of time and the executive’s continued employment with the Company, which may not be possible or permitted by an acquirer following a change in control of the Company due to no fault of the executive.

With respect to outstanding Performance-Based Regular RSU Awards granted to Named Executives, unless the Compensation Committee determines otherwise, in the event a change in control occurs prior to January 31, 2027 with respect to the 2022 awards, prior to January 31, 2028 with respect to the 2023 awards, prior to January 31, 2029 with respect to the 2024 awards and prior to January 31, 2030 with respect to the 2025 awards, 20% of the number of RSUs credited to the Named Executive under each such RSU award would vest to the extent such amount would not exceed the number of RSUs that are eligible to vest at the maximum level under the applicable award. The intent of these partial potential accelerations of Performance-Based Regular RSU Awards in the event of a change in control is to compensate the executive for 20% of the target amount under each such award in lieu of potential vesting for the year of the change in control. In addition, with respect to the 2023, 2024 and 2025 Performance-Based Regular RSU Awards, unless the Compensation Committee determines otherwise, in the event a change in control occurs prior to January 31, 2026, January 31, 2027, or January 31, 2028, respectively, a number of RSUs would vest under each such award assuming for this purpose that the applicable Performance Hurdle was calculated based on the results from continuing operations for the most recently completed fiscal year prior to the change in control compared to the results from continuing operations for the 2022, 2023 and 2024 fiscal years, respectively. The intent of these partial potential accelerations of Performance-Based

58  Landstar System, Inc. 2026 Proxy Statement

Compensation of Named Executives

Regular RSU Awards in the event of a change in control is to compensate the executive for the performance of the Company achieved during fiscal years completed during the initial three year performance period under each award where the change in control occurs prior to the first vesting date under such award approximately three years from the date of grant.

With respect to the 2024 and 2025 TSR RSU Awards to Mr. Lonegro, in the event of a change in control of the Company occurring at any time, the RSUs would vest based on achievement of a stock price that equals 125% of the stock price that achieves the TSR CAGR of 9%.

Name	Termination Without Cause or for Good Reason within Two Years of a Change in Control (1) ($)	Termination without Cause (2) ($)

Frank A. Lonegro	6,885,303	1,636,979

James P. Todd	2,242,835	—

Michael K. Kneller	2,621,347	—

Ricardo S. Coro	2,348,203	—

Matthew Miller	1,169,237	—

(1)

Change in Control amounts include severance benefits, pro rata threshold bonus and medical benefits under the Key Executive Employment Protection Agreements, as described further in the “Compensation Discussion and Analysis”, plus the intrinsic value of unvested restricted stock and a portion of RSUs outstanding based on the closing price of the Company’s common stock of $146.02 on December 26, 2025 and assuming partial accelerated vesting upon a change in control of the Company, effective as of that date. The value of medical benefits for each Named Executive equals the payments that may be waived by the Company on behalf of such Named Executive for the continuation of existing coverage for up to one year under the Company’s medical benefit plans pursuant to such Named Executive’s Key Executive Employment Protection Agreement.

(2)

As further described above under “Compensation Discussion and Analysis – Letter Agreement with Mr. Lonegro,” if the Company terminates Mr. Lonegro’s employment without “cause” other than in a situation where severance is payable under the Key Executive Employment Protection Agreement, the Company will pay Mr. Lonegro severance within 30 days of the one-year anniversary of his termination date in the amount of Mr. Lonegro’s annual base salary and “threshold” annual bonus and will continue to cover his medical benefits for 12 months following his termination, subject, in each case, to Mr. Lonegro’s signing a release of claims in favor of the Company and its affiliates and continued compliance with applicable restrictive covenants. Outside the circumstances described herein with respect to a qualifying termination of employment in connection with a change in control or upon the Named Executive’s death or “disability”, none of the Named Executives, other than Mr. Lonegro, is entitled to severance benefits.

Apart from the payments described in connection with a change in control, in the event of the termination of employment of a Named Executive due to death or “disability”, non-vested restricted stock held by such Named Executive would accelerate and vest. The value of such acceleration for Mr. Lonegro is $2,172,486, for Mr. Todd is $503,477, for Messrs. Kneller and Coro is $417,179 and for Mr. Miller is $353,368. In addition, with respect to the sign-on bonus of $2,000,000 worth of restricted stock, granted to Mr. Lonegro on February 2, 2024, that vests in two equal annual installments on each of the first two anniversaries of Mr. Lonegro’s start date, such shares would also accelerate and vest upon a termination of Mr. Lonegro without “cause” or upon a resignation by Mr. Lonegro for “good reason”. The value of such acceleration for Mr. Lonegro was $773,468 as of December 27, 2025. The value in each case for each Named Executive is based on the closing price of the Common Stock of $146.02 on December 26, 2025. In addition, in the event of the termination of employment of a Named Executive due to death or “disability”, the Performance-Based Regular RSU Awards held by such Named Executive would remain outstanding and continue to vest on the normal schedule based on actual achievement of the applicable Performance Hurdles. With respect to the 2024 and 2025 TSR RSU Awards to Mr. Lonegro, in the event of the termination of employment of Mr. Lonegro due to death or “disability” prior to February 2, 2027 and January 31, 2028, respectively, no vesting would occur. In the event of the termination of employment of Mr. Lonegro due to death or “disability” after February 2, 2027 and January 31, 2028, with respect to the 2024 and 2025 TSR RSU Awards respectively, a measurement date would occur on the date of termination of employment and RSUs would be eligible to vest at a pro rata amount if the Target TSR CAGR was achieved.

Landstar System, Inc. 2026 Proxy Statement  59

Pay Ratio

PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, Landstar is providing the following information regarding the relationship of compensation of employees of the Company and its affiliates and compensation of the Company’s President and Chief Executive Officer. The pay ratio set forth below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

Landstar identified its “median employee” by examining the 2025 total cash compensation for all individuals, excluding our CEO, who were employed by the Company on December 27, 2025, the last day of the Company’s 2025 fiscal year. All employees, whether employed on a full-time, part-time or temporary basis, were included in this calculation. The Company (i) did not make any assumptions, adjustments or estimates with respect to total cash compensation, (ii) did not annualize the compensation for any employees that were not employed by Landstar or any of its affiliates for all of 2025, and (iii) did not make any “cost of living” adjustments to the compensation of any employees. The Company believes the use of total cash compensation for all employees is a consistently applied compensation measure as the Company does not widely distribute annual equity awards throughout its employee workforce. After identifying the median employee based on total cash compensation, the Company calculated annual total compensation for such employee using the same methodology used for the Named Executives as set forth in the 2025 Summary Compensation Table. As illustrated in the table below, Landstar’s 2025 CEO to median employee pay ratio was 84.2:1.

CEO to Median Employee Pay Ratio

	President & CEO		Median Employee

Base Salary	$800,000		$50,850

Stock Awards	3,473,049		—

Non-equity incentive plan compensation	210,000		1,000

Change in Pension Value	3,444		—

All Other Compensation	88,394		2,456

Total	$4,574,887		$54,306

CEO Pay to Median Employee Pay Ratio	84.2	:	1

60  Landstar System, Inc. 2026 Proxy Statement

Pay Versus Performance

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
Landstar is providing the following additional information regarding the relationship between executive compensation and the financial performance of the Company. For further information concerning the Company’s variable pay-for-performance
philosophy and how the Company aligns executive compensation with the Company’s performance, please refer to “
Compensation Discussion and Analysis
” in this Proxy Statement.
The following table summarizes the “compensation actually paid” to (i) the current Principal Executive Officer (“Current PEO”), (ii) the former Principal Executive Officer (“Former PEO”) and (ii) the average “compensation actually paid” to the remaining Named Executive Officers other than the PEO with respect to applicable fiscal years. “Compensation actually paid” does not correlate to the total amount of cash or equity compensation that the executive actually realized or was paid during the fiscal year. Instead, it is a nuanced calculation that includes the increase (or decrease) in value of certain elements of compensation (i.e., equity compensation) over the fiscal year, even if granted in a prior year. The amounts that the executive will ultimately receive with respect to these types of compensation (i.e., when and if the equity awards vest) are likely to be different from the amounts disclosed in this column of the Pay Versus Performance table set forth below. The following Pay Versus Performance table also provides certain information describing the Company’s financial performance for each of the covered fiscal years.
Pay Versus Performance Table

							Value of Initial Fixed $100 Investment Based On:
Year (a)	Summary Compensation Table Total for Current PEO (1) (b)	Compensation Actually Paid to Current PEO (2) (c)	Summary Compensation Table Total for Former PEO (1) (d)	Compensation Actually Paid to Former PEO (2) (e)	Average Summary Compensation Table Total for Non-PEO Named Executives (3) (f)	Average Compensation Actually Paid to Non-PEO Named Executives (2) (g)	Total Shareholder Return (4) (h)	Peer Group Total Shareholder Return (5) (i)	Net Income (6) (j)	Diluted Earnings per Share (7) (k)

2025	4,574,887	464,775	n/a	n/a	1,204,975	506,521	119.01	140.92	115,007,000	3.31

2024	13,374,405	10,825,294	738,296	(2,217,085)	1,236,754	466,402	138.80	128.01	195,946,000	5.51

2023			2,434,841	2,965,714	1,248,748	657,430	151.48	126.96	264,394,000	7.36

2022			4,574,748	2,935,420	1,796,669	1,281,181	125.00	106.94	430,914,000	11.76

2021			5,398,583	17,834,936	3,193,054	6,520,834	129.78	129.26	381,524,000	9.98

(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Lonegro, the Company’s current President and Chief Executive Officer and current PEO, for each corresponding year in the “Total” column of the Summary Compensation Table included in the section
“Compensation of Named Executives
” in this Proxy Statement. As Mr. Lonegro was hired on February 2, 2024, there was no compensation paid by the Company to Mr. Lonegro with respect to fiscal years 2023, 2022 or 2021. The dollar amounts reported in column (d) are the amounts of total compensation reported for James B. Gattoni, the Company’s former President and Chief Executive Officer and former PEO, for each corresponding year.

Landstar System, Inc. 2026 Proxy Statement  61

Pay Versus Performance

(2)
The dollar amounts reported in columns (c), (e) and (g) represent the amount of “compensation actually paid”, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Lonegro, our former PEO or the
Non-PEO
Named Executives during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to total compensation for each year to determine the compensation actually paid:

	Calculation for Current PEO 2025	Calculation for Average non-PEO Named Executives 2025

Reported Summary Compensation Table Total	4,574,887	1,204,975

Less Reported Value of Equity Awards (a)	(3,473,049)	(719,323)

Plus Year End Fair Value of Equity Awards Granted in the Year (b)	1,651,663	264,363

Plus Year over Year Change (positive or negative) in Fair Value of Outstanding and Unvested Equity Awards (b)	(2,224,806)	(229,208)

Plus Year over Year Change (positive or negative) in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year (b)	(63,920)	(14,286)

Less Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year (b)	—	—

Plus Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation (b)	—	—

“Compensation Actually Paid”	464,775	506,521

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (iv) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (v) the dollar value of any dividends or other earnings paid on equity awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The fair value of equity awards at each measurement date is computed in a manner consistent with the fair value methodology used to account for equity awards in the Company’s audited consolidated financial statements in accordance with generally accepted accounting principles and included in the Company’s Annual Report on Form
10-K
for the fiscal year ended December 27, 2025. For restricted stock awards, the fair value as of the end of the covered fiscal year is computed as the unvested restricted shares outstanding as of the end of the covered fiscal year multiplied by the Company’s closing stock price as of the last business day of the covered fiscal year. For RSUs with a performance or market condition, the fair value as of the end of the covered fiscal year is computed based on the unvested RSUs expected to vest based on the most probable outcome of the performance or market condition for these awards multiplied by the Company’s closing stock price as of the last business day of the covered fiscal year or based on a Monte Carlo simulation model to determine fair value as of the end of the covered fiscal year. For stock awards vested during the covered fiscal year, the fair value at vesting is calculated as the number of shares vested multiplied by the average of the high and low stock prices on the vesting date.

(3)
The dollar amounts reported in column (f) represent the average of the amounts reported for the Company’s Named Executives as a group (excluding Mr. Lonegro and Mr. Gattoni) in the “Total” column of the Summary Compensation Table in each applicable year. The Named Executives (excluding Mr. Lonegro and Mr. Gattoni) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Messrs. Coro, Kneller, Miller and Todd (ii) for 2024 and 2023, Messrs. Coro, Kneller and Todd, and Mr. Joseph J. Beacom; (iii) for 2022, Messrs. Beacom, Coro, Kneller and Todd, and Mr. Federico L. Pensotti; and (iv) for 2021, Messrs. Beacom, Coro, Kneller and Pensotti.

(4)
This column illustrates the Cumulative TSR that would have been realized as of the end of the measurement period, assuming reinvestment of dividends throughout, by an investor who invested $100 in shares of Common Stock at the beginning of the measurement period. The measurement period for purposes of the calculation of Cumulative TSR is the period beginning as of the market close on the last trading day before the commencement of the Company’s 2021 fiscal year, the first year included in the Pay Versus Performance Table, and ending as of the end of each of the reported fiscal years.

(5)
Represents the TSR that would have been realized by an investor, assuming reinvestment of dividends, who invested $100 in the peer group at the beginning of the measurement period. The peer group used for this purpose is the following published industry index: the Dow Jones Transportation Stock Index. The peer group referred to throughout this Pay Versus Performance section is separate and distinct from the peer group referred to in
“Compensation Discussion and Analysis”
above.

62  Landstar System, Inc. 2026 Proxy Statement

Pay Versus
Performance

(6)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited consolidated financial statements for the applicable year.

(7)
The Company determined diluted earnings per share to be the Company Selected Measure, which in the Company’s assessment represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link “compensation actually paid” to the Company’s Named Executive for the most recently completed fiscal year to Company performance. The dollar amounts reported represent the amount of diluted earnings per share reflected in the Company’s audited consolidated financial statements for the applicable year.

Financial Performance Measures
As described in greater detail in
“Compensation Discussion and Analysis”
,
the Company maintains performance-based compensation programs that are designed to encourage the Company’s Named Executives to achieve various financial goals linked to operating objectives both for the Company’s upcoming fiscal year as well as for the longer term performance of the enterprise. The Company’s performance-based compensation programs include the Company’s performance-based annual incentive compensation program and stock-based awards program. The Company believes that its compensation practices align executive compensation with financial performance and, as such, executive compensation arrangements are generally aligned with the Company’s variable cost business model.
The most important financial performance measures used by the Company to link “compensation actually paid” to the Company’s Named Executives, for the most recently completed fiscal year, to the Company’s performance are as follows:

•	Operating income

•	Pre-tax income per diluted share

•	Diluted earnings per share

•	Total shareholder return
Analysis of the Information Presented in the Pay Versus Performance Table
As described in greater detail in the section “
Compensation Discussion and Analysis
”, the Company’s philosophy is to pay annual compensation generally in cash, with long-term incentive compensation paid in the form of stock-based awards. Base salary is intended to constitute a modest percentage of total compensation. The ICP is designed to pay substantial compensation for superior performance. Stock-based awards have historically accounted for a significant portion of each Named Executive’s total compensation.
The Company’s performance-based compensation programs are designed to encourage the Company’s Named Executives to achieve various financial goals linked to operating objectives both for the Company’s upcoming fiscal year as well as for the longer term performance of the enterprise. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation
S-K)
for a particular year.
Relationships Between Information Presented in the Pay Versus Performance Table
In accordance with Item 402(v) of Regulation
S-K,
the Company is providing the following information relating to relationships between information presented in the Pay Versus Performance table. As noted above, “compensation actually paid” does not correlate to the total amount of cash or equity compensation that the executive actually realized or was paid during the fiscal year. Instead, it is a nuanced calculation that includes the increase (or decrease) in value of certain elements of compensation (
i.e.
, equity compensation) over the fiscal year, even if granted in a prior year. The amounts that the executive will ultimately receive with respect to these types of compensation (
i.e.
, when and if the equity awards vest) are likely to be different from the amounts disclosed in this column of the Pay Versus Performance table.

Landstar System, Inc. 2026 Proxy Statement  63

Pay Versus Performance

“Compensation Actually Paid” and Cumulative TSR
The following chart presents the amount of “compensation actually paid” to Mr. Lonegro (the current PEO), Mr. Gattoni (the former PEO) and the average amount of “compensation actually paid” to the Company’s Named Executives as a group (excluding Mr. Lonegro and Mr. Gattoni), and the Company’s cumulative TSR over the five years presented in the Pay Versus Performance table.

"Compensation Actually Paid" vs. Company TSR

$20,000,000
$15,000,000
$10,000,000
$5,000,000
$-
$(5,000,000)
"Compensation Actually Paid"
$160
$150
$140
$130
$120
$110
$100
Cumulative TSR
(value of initial $100 investment)
$130
$125
$151
$139
$119
2021
2022
2023
2024
2025
Current PEO
Former PEO
Average for Non-PEO NEOs
TSR

“Compensation Actually Paid” and Net Income
The following chart presents the amount of “compensation actually paid” to Mr. Lonegro (the current PEO), Mr. Gattoni (the former PEO) and the average amount of “compensation actually paid” to the Company’s Named Executives as a group (excluding Mr. Lonegro and Mr. Gattoni), and the Company’s net income over the five years presented in the Pay Versus Performance table.

"Compensation Actually Paid" vs. Net Income

$20,000,000
$15,000,000
$10,000,000
$5,000,000
$-
$(5,000,000)
"Compensation Actually Paid"
$500.0
$450.0
$400.0
$350.0
$300.0
$250.0
$200.0
$150.0
$100.0
$50.0
$-
Net Income (millions)
$381.5
$430.9
$264.4
$195.9
$115.0
2021
2022
2023
2024
2025
Current PEO
Former PEO
Average for Non-PEO NEOs
Net Income

64  Landstar System, Inc. 2026 Proxy Statement

Pay Versus Performance

“Compensation Actually Paid” and Diluted Earnings Per Share
The following chart presents the amount of “compensation actually paid” to Mr. Lonegro (the current PEO), Mr. Gattoni (the former PEO) and the average amount of “compensation actually paid” to the Company’s Named Executives as a group (excluding Mr. Lonegro and Mr. Gattoni), and the Company’s diluted earnings per share over the five years presented in the Pay Versus Performance table.

Cumulative TSR of the Company and Cumulative TSR of the Dow Jones Transportation Stock Index
As demonstrated by the following graph, the Company’s cumulative TSR over the five-year period presented in the table was 19%, while the cumulative TSR of the peer group presented for this purpose, the Dow Jones Transportation Stock Index, was 41% over the five years presented in the table.

Company TSR vs. Dow Jones Transport Index TSR
Cumulative TSR
(value of initial $100 investment)
$160
$150
$140
$130
$120
$110
$100
2020
2021
2022
2023
2024
2025
$100
$130
$129
$125
$107
$151
$127
$139
$128
$141
$119
Company Cumulative TSR
Dow Jones Transportation Stock Index Cumulative TSR

Landstar System, Inc. 2026 Proxy Statement  65

Security Ownership by Management and Others

SECURITY OWNERSHIP BY MANAGEMENT AND OTHERS

The following table sets forth certain information concerning the beneficial ownership of the Company’s Common Stock as of March 10, 2026 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Director, nominee for election as a Director and Executive Officer of the Company, and (iii) all Directors and Executive Officers as a group. Except as otherwise indicated, the business address of each stockholder listed on the table below is c/o Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224.

Name of Beneficial Owner	Position(s)	Amount and Nature of Beneficial Ownership	Ownership Percent of Class (1)

(i)

Kayne Anderson Rudnick Investment Management LLC(2)(3)		3,764,661	11.1%

The Vanguard Group(2)(4)		3,454,652	10.2%

BlackRock, Inc.(2)(5)		3,373,940	9.9%

(ii)

Diana M. Murphy(6)	Non-Executive Chairman of the Board and Nominee for Director	29,274	*

David G. Bannister(6)	Director and Nominee for Director	25,688	*

Homaira Akbari(7)	Director and Nominee for Director	15,649	*

Anthony J. Orlando(8)	Director	14,029	*

George P. Scanlon(6)	Director and Nominee for Director	8,658	*

James L. Liang(9)	Director and Nominee for Director	4,053	*

Teresa L. White(6)	Director and Nominee for Director	3,833	*

J. Barr Blanton(10)	Director and Nominee for Director	645	*

Melanie M. Hart(10)	Director and Nominee for Director	645	*

Frank A. Lonegro(11)	President, Chief Executive Officer, Director and Nominee for Director	23,110	*

Michael K. Kneller(12)	Vice President, General Counsel and Secretary	63,560	*

Ricardo S. Coro(12)	Vice President and Chief Information Officer	22,855	*

James P. Todd(12)	Vice President and Chief Financial Officer	16,322	*

James M. Applegate(13)	Vice President and Chief Corporate Sales, Strategy and Specialized Freight Officer	8,102	*

Matthew M. Dannegger(14)	Vice President and Chief Field Sales Officer	5,556	*

Matthew Miller(15)	Vice President and Chief Safety and Operations Officer	4,971	*

Terri M. Lewis(16)	Vice President and Chief Human Resources Officer	4,511	*

(iii)

All Directors, Director Nominees and Executive Officers as a group (17 persons)(17)(18)		251,461	*

*	Less than 1%

(1)	The percentages are based upon the number of outstanding shares of the Company as of March 10, 2026.

(2)	In accordance with the rules of the SEC, the information set forth above is based on the most recent Schedule 13G (and amendments thereto) filed by this entity.

(3)
According to its Schedule 13G/A filed on January 7, 2025, Kayne Anderson Rudnick Investment Management LLC (“Kayne Anderson”) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and is deemed to be the beneficial owner of 3,764,661 shares of Common Stock. Kayne Anderson has sole voting power with respect to 2,431,302 of such shares, shared voting power with respect to 923,200 of such shares, sole dispositive power with respect to 2,841,461 of such shares and shared dispositive power with respect to 923,200 of such shares. The business address of Kayne Anderson is 2000 Avenue of the Stars, Suite 1110, Los Angeles, CA 90067.

66  Landstar System, Inc. 2026 Proxy Statement

Security Ownership by Management and Others

(4)
According to its Schedule 13G/A filed on February 13, 2024, the Vanguard Group, Inc. (“Vanguard”) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and is deemed to be the beneficial owner of 3,454,652 shares of Common Stock. Vanguard has sole voting power with respect to none of such shares, shared voting power with respect to 14,853 of such shares, sole dispositive power with respect to 3,402,017 of such shares and shared dispositive power with respect to 52,635 of such shares. The business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(5)
According to its Schedule 13G/A filed on January 24, 2024, BlackRock, Inc. (“BlackRock”) is a parent holding company or control person and is deemed to be the beneficial owner of 3,373,940 shares of Common Stock. BlackRock has sole voting power with respect to 3,287,967 of such shares, shared voting power or shared dispositive power with respect to none of the shares, and sole dispositive power with respect to all 3,373,940 of such shares. The business address of BlackRock is 50 Hudson Yards, New York, NY 10001.

(6)	Includes 1,043 shares of restricted stock subject to vesting.

(7)	Includes 1,043 shares of restricted stock subject to vesting. Includes 2,500 shares of Common Stock held in a traditional IRA account in the name of Homaira Akbari.

(8)	Includes 1,043 shares of restricted stock subject to vesting and 4,331 Deferred Stock Units.

(9)	Includes 1,043 shares of restricted stock subject to vesting. Includes 220 shares of Common Stock held in a traditional IRA account in the name of James L. Liang.

(10)	Includes 645 shares of restricted stock subject to vesting.

(11)	Includes 12,513 shares of restricted stock subject to vesting.

(12)	Includes 3,128 shares of restricted stock subject to vesting.

(13)	Includes 2,100 shares of restricted stock subject to vesting.

(14)	Includes 3,070 shares of restricted stock subject to vesting.

(15)	Includes 3,564 shares of restricted stock subject to vesting.

(16)	Includes 4,511 shares of restricted stock subject to vesting.

(17)	Represents amount of shares that may be deemed to be beneficially owned either directly or indirectly by all Directors, Nominees for Director and Executive Officers as a group.

(18)	Includes 43,733 shares of restricted stock subject to vesting.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s Executive Officers and Directors, and certain persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive Officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on review of the copies of such forms furnished to the Company, or written representations that no Form 5 was required, the Company believes that during the fiscal year ended December 27, 2025, all reports required by Section 16(a) which are applicable to its Executive Officers, Directors and greater than ten percent beneficial owners were filed on a timely basis, except that on January 31, 2025, Mr. Beacom, formerly an Executive Officer, disposed of 393 shares withheld to pay tax reporting obligations. The Form 4 reporting this transaction was filed on February 18, 2025. As previously disclosed, Mr. Beacom transitioned from his role as an Executive Officer of the Company as of December 28, 2025, and subsequently retired from employment with the Company, as planned, on March 1, 2026.

Landstar System, Inc. 2026 Proxy Statement  67

Proposal Number Two

PROPOSAL NUMBER TWO —
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of KPMG LLP served as the independent registered public accounting firm for the Company for the fiscal years ended December 27, 2025 and December 28, 2024. The aggregate fees billed for professional services by KPMG LLP in fiscal years 2025 and 2024 for services consisted of the following:

•
Audit Fees:
Fees for the audits of the consolidated financial statements and internal control over financial reporting, quarterly reviews and subsidiary audit were $1,775,000 and $1,260,000 for fiscal years 2025 and 2024, respectively. The increase in audit fees from fiscal year 2024 to fiscal year 2025 was primarily due to incremental billings in response to the previously disclosed supply chain fraud matter.

•	Audit Related Fees: None.

•	Tax Fees: None.

•	All Other Fees: None.
The Audit Committee has approved all of the fees above.
Benefits of a Long-Tenured Auditor
. KPMG LLP has served as our independent auditor for over thirty years. In connection with engaging them again for the upcoming fiscal year, the Audit Committee considered how auditor tenure might impact the quality and effectiveness of the independent audit and determined that a number of benefits exist:

•	KPMG has developed a deep understanding of the Company, its business, the industry in which it operates, its accounting policies and practices and its internal controls over financial reporting;

•	Efficiencies have been gained in the audit process, resulting in an efficient fee structure that is competitive with our peer companies, while continuing to provide high quality service; and

•	Appointing a new audit firm would require a significant amount of management’s time for effective onboarding and transitioning.
The Audit Committee has appointed KPMG LLP to continue in its capacity as the independent registered public accounting firm for the Company’s fiscal year 2026, and has recommended to the Board that a resolution be presented to stockholders at the 2026 Annual Meeting to ratify that appointment. The Board has adopted such resolution and hereby presents it to the Company’s stockholders. A representative of KPMG LLP will be present at the 2026 Annual Meeting and will have an opportunity to make a statement and respond to questions from stockholders, as appropriate.
Assuming the presence of a Quorum, to be approved, this proposal must receive the affirmative vote of the holders of a majority of the Common Stock, present, in person or by proxy, at the 2026 Annual Meeting. Abstentions from voting and broker non-votes
will have no effect on the outcome of this proposal.

PROPOSAL 2

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

68  Landstar System, Inc. 2026 Proxy Statement

Proposal Number Three

PROPOSAL NUMBER THREE —
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As described in detail under the heading “
Compensation Discussion and Analysis
,” Landstar’s executive compensation programs are designed to attract, motivate and retain the Named Executives, who are critical to the Company’s success. Under these programs, the Named Executives are rewarded for the achievement of specific annual, long-term and corporate goals and the realization of increased stockholder value. The Compensation Committee believes that the Company’s executive compensation programs are designed effectively to take into account both short-term and longer-term performance components using a variety of financial metrics and strategic objectives. Please read the
“Compensation Discussion and Analysis”
included in this Proxy Statement for additional details about the executive compensation programs, including information about the fiscal year 2025 compensation of the Named Executives.
As described above in the letter from Mr. Bannister, the Chairman of the Compensation Committee of the Board, at our 2025 Annual Meeting of Stockholders, only 47% of the votes cast were in favor of the
“Say-on-Pay”
advisory resolution to approve our fiscal 2024 executive compensation program. We were disappointed in this outcome. In response, the Company engaged in extensive stockholder feedback sessions to understand our stockholders’ perspectives. We proactively reached out to stockholders, including all stockholders who held at least 1% of the outstanding shares of Company stock as of the record date for the 2025 Annual Meeting, representing approximately 68% of the outstanding shares of Common Stock. We also engaged with other stockholders who contacted the Company following the 2025 Annual Meeting of Stockholders. Two members of the Compensation Committee, including the Chairman, along with the Company’s Chief Financial Officer and General Counsel, personally met with 11 stockholders, representing over 40% of the Company’s outstanding shares (based on ownership as of the record date for the 2025 Annual Meeting). More information on those engagement efforts and our efforts to address feedback we received from investors is described above under
“Stockholder Engagement on Executive Compensation Topics”.
We are asking for your support of our executive compensation program and believe that we have been responsive to your concerns. After gathering extensive feedback from stockholders and engaging an independent compensation consulting firm, we believe that we have implemented a program that is supported by market practices aligned with best practices and responsive to the feedback we received from you, while continuing to be competitive and incentivize our executive team.
With respect to the 2025 fiscal year, the macroeconomic environment experienced throughout most of 2025 by the truckload transportation logistics industry was characterized by softness in demand and readily available truck capacity. On an annual basis, the Company experienced year-over-year declines in truck volumes, partially offset by an increase in truck revenue per load, and total revenue for fiscal year 2025 was 1.6% below that of fiscal year 2024. Total compensation paid to Named Executives with respect to fiscal year 2025 reflected this year-over-year challenging operating environment. As noted above in “
Compensation, Discussion and Analysis – Performance Based Compensation; Annual Incentive Compensation,
” for the Company’s 2025 fiscal year, the financial portion of the ICP represented 70% of each Named Executive’s bonus opportunity and the strategic portion of the ICP represented 30% of each Named Executive’s bonus opportunity. Payouts relating to the Company’s 2025 fiscal year under the Company’s incentive compensation program were limited to payments under the strategic portion of the ICP because, while certain 2025 strategic goals were met, “threshold” levels of DEPS under the financial portion of the ICP were not attained. As a result, no bonus payments were made to any of the Named Executives under the financial portion of the ICP for the 2025 fiscal year. Moreover, no Named Executive vested in any Performance-Based Regular RSU Awards during 2025.
We are asking the stockholders to indicate their support for the Named Executive compensation as described in this Proxy Statement. This proposal, commonly known as a
“say-on-pay”
proposal, gives the stockholders the opportunity each year to express their views on the Named Executives’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executives and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask the stockholders to vote “FOR” the following resolution at the Company’s 2026 Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executives, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2025 Summary Compensation Table and the other related tables and disclosure.”

Landstar System, Inc. 2026 Proxy Statement  69

Proposal Number Three

This
say-on-pay
vote, as required pursuant to Section 14A of the Exchange Act, is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of the Company’s stockholders and to the extent there is any significant vote against the Named Executive compensation as disclosed in this Proxy Statement, we will consider the stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
Approval of Proposal No. 3 requires the affirmative vote of a majority of the votes cast at the 2026 Annual Meeting, provided a Quorum is present.
Unless you instruct us to vote differently, we will vote valid proxies FOR the approval of the compensation paid by the Company to its Named Executives as discussed in this Proxy Statement.

PROPOSAL 3

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID BY THE COMPANY TO ITS NAMED EXECUTIVES AS DISCUSSED IN THIS PROXY STATEMENT.

70  Landstar System, Inc. 2026 Proxy Statement

Stockholder Proposals

STOCKHOLDER PROPOSALS

In accordance with the Bylaws, stockholder proposals intended for presentation at the 2026 Annual Meeting that are not intended for inclusion in this Proxy Statement must have been received by the Company not earlier than December 4, 2025 and not later than January 3, 2026. For any proposal that is not submitted for inclusion in this Proxy Statement, but is instead sought to be presented directly at the 2026 Annual Meeting, SEC rules permit management to vote proxies in its discretion if the Company: (1) received notice of the proposal before the close of business on February 17, 2026, and advises stockholders in this year’s Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) did not receive notice of the proposal prior to the close of business on February 17, 2026.
In addition, in accordance with regulations issued by the SEC, stockholder proposals intended for presentation at the 2027 Annual Meeting must be received by the Secretary of the Company no later than November 24, 2026, if such proposals are to be considered for inclusion in the Company’s Proxy Statement. In accordance with the Bylaws of the Company, stockholder proposals intended for presentation at the 2027 Annual Meeting that are not intended to be considered for inclusion in the Company’s Proxy Statement must be received by the Secretary of the Company not earlier than November 24, 2026 and not later than December 24, 2026. For any proposal that is not submitted for inclusion in next year’s Proxy Statement, but is instead sought to be presented directly at the 2027 Annual Meeting, SEC rules permit management to vote proxies in its discretion if the Company: (1) receives notice of the proposal before the close of business on February 7, 2027 and advises stockholders in the 2027 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on February 7, 2027. In addition to satisfying the requirements under the Bylaws, to comply with the universal proxy rules, a person who intends to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule
14a-19(b)
under the Exchange Act, including a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote in the election of directors in support of director nominees other than the Company’s nominees.
All proposals should be mailed via certified mail and addressed to Michael K. Kneller, Secretary, Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224.
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The Company and its intermediaries shall provide one copy of the Notice of Internet Availability to two or more security holders who share an address in accordance with Rule
14a-3(e)(1)
of the Exchange Act, as amended, where consent of such security holders has been properly obtained and where neither the Company nor the intermediary has received contrary instructions from one or more of such security holders. The Company undertakes to deliver promptly upon written or oral request a separate copy of the Notice of Internet Availability to any security holder at a shared address to which a single copy of the Notice of Internet Availability was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Notice of Internet Availability by contacting the Company at the following phone number and/or mailing address:
Landstar System, Inc.
Investor Relations
13410 Sutton Park Drive South
Jacksonville, FL 32224
Phone:
904-398-9400
Security holders sharing an address can also request delivery of a single copy of the Notice of Internet Availability if they are receiving multiple copies of the Notice of Internet Availability by contacting the Company at the preceding phone number and/or mailing address.
All stockholders may access the proxy materials at www.proxyvote.com as well as the Company’s website— www.landstar.com. If you would like to receive a paper or an
e-mail
copy of our proxy materials, at no charge, please make the request by Internet at www.proxyvote.com, by phone at
1-800-579-1639
or by
e-mail
to sendmaterial@proxyvote.com.

Landstar System, Inc. 2026 Proxy Statement  71

Other Matters

OTHER MATTERS

Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the 2026 Annual Meeting, the persons named in the form of proxy will vote the shares of Common Stock represented by proxies in accordance with their best judgment on such matters.
Whether or not you expect to attend the Annual Meeting, we urge you to vote via the Internet, as instructed on the proxy card and Notice of Internet Availability or, by executing and returning the requested proxy card in the postage-paid envelope that will be provided, so that your shares may be represented at the Annual Meeting.

By Order of the Board of Directors

/s/ Michael K. Kneller
Michael K. Kneller Vice President, General Counsel & Secretary
13410 Sutton Park Drive South
Jacksonville, FL 32224
THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER OF THE COMPANY WHO SO REQUESTS, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM
10-K
FOR THE FISCAL YEAR ENDED DECEMBER 27, 2025, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE DIRECTED TO LANDSTAR SYSTEM, INC., ATTENTION: MICHAEL K. KNELLER, SECRETARY, 13410 SUTTON PARK DRIVE SOUTH, JACKSONVILLE, FLORIDA 32224.

72  Landstar System, Inc. 2026 Proxy Statement

LANDSTAR SYSTEM, INC.

13410 SUTTON PARK DRIVE SOUTH

JACKSONVILLE, FL 32224

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 4, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/LSTR2026

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 4, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V85181-P47044         KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LANDSTAR SYSTEM, INC.

The Board of Directors recommends you vote FOR the following:
1.	Election of Directors
	Nominees:		For	Against	Abstain

	1a.	Homaira Akbari	☐	☐	☐

	1b.	David G. Bannister	☐	☐	☐

	1c.	J. Barr Blanton	☐	☐	☐

	1d.	Melanie M. Hart	☐	☐	☐

	1e.	James L. Liang	☐	☐	☐

	1f.	Frank A. Lonegro	☐	☐	☐

	1g.	Diana M. Murphy	☐	☐	☐

	1h.	George P. Scanlon	☐	☐	☐

	1i.	Teresa L. White	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain
2.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2026.	☐	☐	☐
3.	Advisory vote to approve executive compensation.	☐	☐	☐

NOTE: In their discretion, each of the proxies is authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

V85182-P47044

LANDSTAR SYSTEM, INC.

Annual Meeting of Stockholders

May 5, 2026 9:00 AM Eastern Time

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Michael K. Kneller and James P. Todd, jointly and severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes each or both of them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Landstar System, Inc., held of record by the undersigned on March 10, 2026, at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/LSTR2026 on Tuesday, May 5, 2026, at 9:00 AM, Eastern Time, or any adjournment or postponement thereof. None of the matters to be acted upon, each of which has been proposed by Landstar System, Inc., is related to or conditioned on the approval of other matters.

This proxy when properly executed will be voted in accordance with the specifications made herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

Continued and to be signed on reverse side

Your Vote Counts! LANDSTAR SYSTEM, INC. 2026 Annual Meeting Vote by May 4, 2026 11:59 PM ET LANDSTAR SYSTEM, INC. 13410 SUTTON PARK DRIVE SOUTH JACKSONVILLE, FL 32224 V85215-P47044 You invested in LANDSTAR SYSTEM, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held virtually on May 5, 2026. Get informed before you vote View the Notice and Proxy Statement and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 21, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Vote Virtually at the Meeting* Point your camera here and May 5, 2026 vote without entering a 9:00 AM ET control number Virtually at: www.virtualshareholdermeeting.com/LSTR2026 *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Board Voting Items Recommends 1. Election of Directors Nominees: 1a. Homaira Akbari For 1b. David G. Bannister For 1c. J. Barr Blanton For 1d. Melanie M. Hart For 1e. James L. Liang For 1f. Frank A. Lonegro For 1g. Diana M. Murphy For 1h. George P. Scanlon For 1i. Teresa L. White For 2. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for For fiscal year 2026. 3. Advisory vote to approve executive compensation. For NOTE: In their discretion, each of the proxies is authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V85216-P47044